UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Textron Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Proxy Statement and Notice of Annual Meeting of Shareholders Wednesday, April 25, 2018 at 11:00 a.m. 40 Westminster Street Providence, Rhode Island

TEXTRON

# NOTICE OF ANNUAL MEETING

To the Shareholders of Textron Inc.:

The 2018 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 25, 2018 at 11:00 a.m. at the Company's principal executive office located at 40 Westminster Street, Providence, Rhode Island for the following purposes:

1. To elect the eleven director nominees named in the proxy statement to hold office until the next annual shareholders' meeting;
2. To approve Textron's executive compensation on an advisory basis;
3. To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron's independent registered public accounting firm for 2018;
4. If properly presented at the meeting, to consider and act upon two shareholder proposals, set forth beginning on page 51 in the accompanying proxy statement, which are opposed by the Board of Directors; and
5. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Date and Time
**Wednesday, April 25, 2018**
**11:00 a.m. Eastern Daylight Time**

Place
**Company's principal executive office**
**40 Westminster Street**
**Providence, Rhode Island**

You are entitled to vote all shares of common stock registered in your name at the close of business on February 26, 2018. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person and vote your shares, your broker or bank must issue to you a proxy covering your shares.

As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On March 7, 2018, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and vote online. This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested.

**Whether or not you plan to attend the meeting, we urge you to cast your vote as soon as possible so that your shares may be represented at the meeting. You may vote your shares via the Internet or by telephone by following the instructions included on the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card.**

A list of shareholders entitled to vote at the 2018 annual meeting will be open to examination by any shareholder for any purpose germane to the meeting, for ten days prior to the meeting, at Textron's principal executive office, 40 Westminster Street, Providence, Rhode Island 02903.

By order of the Board of Directors,

E. Robert Lupone
*Executive Vice President, General Counsel and Secretary*

Providence, Rhode Island
March 7, 2018

TEXTRON 2018 PROXY STATEMENT

## YOUR VOTE IS IMPORTANT

**Brokers are not permitted to vote on the election of directors or on certain other proposals without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker or bank, it is important that you vote. We encourage you to vote promptly, even if you intend to attend the annual meeting.**

## IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2018:

The Company's Proxy Statement for the 2018 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended December 30, 2017 and the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2017 are available at http://investor.textron.com/investors/investor-resources. The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at the request of shareholders. Please direct all inquiries to the Company at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903.

TEXTRON 2018 PROXY STATEMENT

# Contents

| | |
|---|---|
| **Information About the Annual Meeting** | **1** |
| General | 1 |
| Shareholders Who May Vote | 1 |
| Internet Availability of Proxy Materials | 1 |
| Voting | 1 |
| Savings Plan Participants | 1 |
| Changing or Revoking a Proxy | 2 |
| Required Vote | 2 |
| Costs of Proxy Solicitation | 2 |
| Confidential Voting Policy | 2 |
| Attending the Meeting | 2 |
| **Election of Directors** | **3** |
| Board Membership Qualifications | 3 |
| Nominees for Director | 3 |
| **Corporate Governance** | **9** |
| Governance Highlights | 9 |
| Director Independence | 10 |
| Leadership Structure | 10 |
| Meeting Attendance | 11 |
| Other Directorships | 11 |
| Board Committees | 11 |
| Risk Oversight | 12 |
| Corporate Governance Guidelines and Policies | 13 |
| Code of Ethics | 13 |
| Shareholder Communications to the Board | 13 |
| Compensation of Directors | 13 |
| Changes to Director Compensation Program for 2018 | 14 |
| Director Stock Ownership Requirements | 15 |
| Anti-Hedging and Pledging Policy | 15 |
| **Security Ownership** | **16** |
| Section 16(a) Beneficial Ownership Reporting Compliance | 17 |
| **Audit Committee Report** | **18** |
| **Compensation Committee Report** | **19** |

TEXTRON 2018 PROXY STATEMENT

| | |
|---|---|
| **Compensation Discussion and Analysis** | 20 |
| Executive Summary | 20 |
| Overview and Objectives of Executive Compensation Program | 22 |
| Target Pay | 23 |
| Incentive Compensation | 26 |
| Performance Analysis | 27 |
| Risks Related to Compensation | 31 |
| Other Compensation Programs | 31 |
| Role of Independent Compensation Consultant | 31 |
| Stock Ownership Requirements | 31 |
| Anti-Hedging and Pledging Policy | 32 |
| Clawback Policy | 32 |
| Compensation Arrangements Relating to Termination of Employment | 32 |
| Tax Considerations | 33 |
| **Executive Compensation** | 34 |
| Summary Compensation Table | 34 |
| Grants of Plan-Based Awards in Fiscal 2017 | 36 |
| Outstanding Equity Awards at 2017 Fiscal Year-End | 37 |
| Option Exercises and Stock Vested in Fiscal 2017 | 38 |
| Pension Benefits in Fiscal 2017 | 39 |
| Nonqualified Deferred Compensation | 41 |
| Potential Payments Upon Termination or Change in Control | 42 |
| Pay Ratio | 46 |
| Equity Compensation Plan Information | 47 |
| Evaluation of Risk in Compensation Plans | 47 |
| Transactions with Related Persons | 48 |
| **Advisory Vote to Approve Textron's Executive Compensation** | 49 |
| **Ratification of Appointment of Independent Registered Public Accounting Firm** | 50 |
| Fees to Independent Auditors | 50 |
| **Shareholder Proposal Regarding Shareholder Action by Written Consent** | 51 |
| **Shareholder Proposal Regarding Director Tenure Limit** | 53 |
| **Other Matters to Come Before the Meeting** | 55 |
| **Shareholder Proposals and Other Matters for 2019 Annual Meeting** | 55 |
| **Delivery of Documents to Shareholders Sharing an Address** | 56 |

TEXTRON 2018 PROXY STATEMENT

# INFORMATION ABOUT THE ANNUAL MEETING

## GENERAL

This proxy statement, which is first being made available to shareholders on or about March 7, 2018, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 25, 2018, at 11:00 a.m. at the Company's principal executive office, located at 40 Westminster Street, Providence, Rhode Island, and at any adjournments or postponements thereof.

## SHAREHOLDERS WHO MAY VOTE

All shareholders of record at the close of business on February 26, 2018 will be entitled to vote. As of February 26, 2018, Textron had outstanding 259,333,523 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

## INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On March 7, 2018, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and vote online.

This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested.

## VOTING

Shareholders of record may vote via the Internet or by using the toll-free telephone number listed on the proxy card or Notice. Please follow the instructions for Internet or telephone voting provided on the proxy card or Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can vote by mail by following the instructions on the proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker. If you received the proxy materials in paper form from your bank or broker, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares.

If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

You also may vote in person at the meeting. **If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares.**

## SAVINGS PLAN PARTICIPANTS

If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan which will be voted only as you direct). All directions will be held in confidence.

1 TEXTRON 2018 PROXY STATEMENT

## CHANGING OR REVOKING A PROXY

Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron's Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.

## REQUIRED VOTE

A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. The ratification of independent public accountants is a routine matter on which your broker may vote your shares without your instructions. Non-routine matters include the election of directors, the advisory vote to approve Textron's executive compensation and the shareholder proposals. Those items for which your broker cannot vote result in broker non-votes.

Election of each of the nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted "for" a nominee for director must exceed the number of shares voted "against" that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

Approval of all other matters to be voted on at the meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes "against" the proposal, and broker non-votes (when applicable) will have no effect on the outcome of the vote.

## COSTS OF PROXY SOLICITATION

Textron pays the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $15,500, plus reasonable out-of-pocket expenses.

## CONFIDENTIAL VOTING POLICY

Under Textron's policy on confidential voting, individual votes of shareholders are kept confidential from Textron's directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron's Secretary. Votes are counted by Broadridge Financial Solutions, Inc. and certified by an independent Inspector of Election.

## ATTENDING THE MEETING

If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on February 26, 2018 is acceptable proof to obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for admission to the meeting.

TEXTRON 2018 PROXY STATEMENT 2

# ELECTION OF DIRECTORS

## BOARD MEMBERSHIP QUALIFICATIONS

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company's Corporate Governance Guidelines and Policies and are summarized below under "Board Committees—Nominating and Corporate Governance Committee". These criteria include possessing specific skills and experience aligned with Textron's strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated core business competencies, including high achievement and a record of success. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current CEO, satisfy the independence standards established by the New York Stock Exchange.

## NOMINEES FOR DIRECTOR

At the 2018 annual meeting, eleven directors are to be elected to hold office until the 2019 annual meeting and until their successors have been elected and qualified. All eleven nominees are currently Textron directors. Ms. James was appointed as a director by the Board effective July 1, 2017; she was recommended by a third party search firm which assisted the Company in identifying and evaluating director candidates and to which the Company paid a fee. It is the intention of the persons named on the accompanying proxy card, unless otherwise instructed, to vote "for" each of the directors who have been nominated for election. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies will vote for the balance of the nominees and may vote for a substitute nominee designated by the present Board. Ivor J. Evans, a director since 2003, will be retiring from our Board, effective as of the annual meeting, in accordance with our retirement policy.

Textron's directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are integral to Textron's operations. Our Nominating and Corporate Governance Committee and our Board have determined that each of our directors has the experience, attributes and skills needed to collectively comprise an effective and well-functioning Board. Biographical information about each nominee, as well as highlights of the specific experience, qualifications, attributes and skills of our individual Board members, are included below:

**Scott C. Donnelly**
Director Since 2009
Chairman



Mr. Donnelly, 56, is Chairman, President and Chief Executive Officer of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric (GE) Company's Aviation business unit, a position he had held since July 2005. GE's Aviation business unit is a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world's largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining GE in 1989. In 2013, Mr. Donnelly joined the board of directors of Medtronic plc.

**Experience, Qualifications, Attributes and Skills**

- Significant experience in the aerospace and defense sector
- Deep operational experience in innovation, manufacturing, sales and marketing, portfolio management, talent development and business processes
- First-hand, real-time experience in, and understanding of, Textron operations

3 TEXTRON 2018 PROXY STATEMENT

**Kathleen M. Bader**
Director Since 2004

Lead Director

Nominating and Corporate Governance Committee (Chair)



Ms. Bader, 67, was President and Chief Executive Officer of NatureWorks LLC, which makes proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973 and held various management positions in Dow's global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill's acquisition of Dow's interest in Cargill Dow. Ms. Bader previously served as a director of Tyson Foods, Inc., from 2011 to 2015. She also served for seven years on President Bush's Homeland Security Advisory Council.

**Experience, Qualifications, Attributes and Skills**

- Comprehensive experience in strategic planning and change management
- Expertise in managing strategic business process implementation within global industrial business environments
- Extensive experience in advancing customer loyalty and employee satisfaction
- Expertise in expansion of international business

**R. Kerry Clark**
Director Since 2003

Audit Committee (Chair)



Mr. Clark, 65, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009, a director of Avnet, Inc. in 2012 and a director of Anthem, Inc. in 2014. He is also a director of Hauser Private Equity LLC, an investment firm.

**Experience, Qualifications, Attributes and Skills**

- Extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally
- Leadership skills in enhancing customer service and advancing customer relationships
- Significant experience in corporate governance, talent development, change management, marketing and business development
- Audit Committee Financial Expert

TEXTRON 2018 PROXY STATEMENT 4

**James T. Conway**
Director Since 2011

Audit Committee

Nominating and Corporate Governance Committee



Mr. Conway, 70, is a retired General in the United States Marine Corps who served as the 34th Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2004 (which involved two combat tours in Iraq), Commanding General of the 1st Marine Division, and President of the Marine Corps University. Mr. Conway was named a director of xG Technology, Inc. in 2015.

**Experience, Qualifications, Attributes and Skills**

- Experience managing complex operational and strategic issues
- Deep understanding of the U.S. military
- Broad knowledge of the defense industry and international security issues
- Demonstrated leadership and management skills

**Lawrence K. Fish**
Director Since 1999

Nominating and Corporate Governance Committee

Organization and Compensation Committee



Mr. Fish, 73, is the retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a multi-state bank holding company. He was named Chairman, President and Chief Executive Officer upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as Chairman of the Board of Directors of Houghton Mifflin Harcourt (since 2010) and as a director of Tiffany & Co. (since 2008) and previously served as a director of National Bank Holdings Corporation from 2010 through 2015.

**Experience, Qualifications, Attributes and Skills**

- Significant leadership experience in the financial sector
- Extensive experience in banking and commercial finance, corporate finance and the domestic and international financial markets
- Expertise in corporate governance and risk oversight

5 TEXTRON 2018 PROXY STATEMENT

**Paul E. Gagné**
Director Since 1995

Audit Committee

Organization and Compensation Committee



Mr. Gagné, 71, recently retired as Chairman of Wajax Corporation, a leading Canadian distributor and support service provider of mobile equipment, industrial components and power systems, a position he had held since 2006. He previously was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He is also a director of Norbord Inc. (formerly, Ainsworth Lumber Co. Ltd.) since 2011, and he previously served as a director of CAE Inc. from 2006 through 2017.

**Experience, Qualifications, Attributes and Skills**

- Significant executive management and financial management experience
- Expertise in corporate strategic planning and risk management
- Considerable experience with Canadian business opportunities and practices and other international business opportunities
- Audit Committee Financial Expert

**Ralph D. Heath**
Director Since 2017

Audit Committee

Organization and Compensation Committee



Mr. Heath, 69, is the retired Executive Vice President—Aeronautics of Lockheed Martin Corporation, a global security and aerospace company. He joined Lockheed in 1975 and became Executive Vice President & Chief Operating Officer, Aeronautics in 1999 until his appointment in 2002 as Executive Vice President & General Manager, F-22 Raptor Program. In 2005, he became Executive Vice President—Aeronautics, a role he held until his retirement in 2012. During his tenure, Mr. Heath led the revitalization of the C-130 program, international expansion of the F-16 program, and the development and delivery of the F-22 and F-35 fighter aircraft. Mr. Heath served on the Board of Directors of Hawker Beechcraft from 2013-2014, prior to Textron's acquisition of the Beechcraft business.

**Experience, Qualifications, Attributes and Skills**

- Extensive expertise in developing and growing business within aerospace and defense industry
- Deep understanding of working with the Department of Defense, including government defense program management
- Significant experience in international business development in aerospace and defense markets
- Audit Committee Financial Expert

TEXTRON 2018 PROXY STATEMENT 6

**Deborah Lee James**
Director Since 2017

Audit Committee

Nominating and Corporate Governance Committee



Ms. James, 59, is the retired 23rd Secretary of the United States Air Force, as position she held from December 2013 to January 2017. Prior to her role as Secretary of the Air Force, Ms. James held various executive positions during a 12-year tenure at Science Applications International Corporation (SAIC), a provider of services and solutions in the areas of defense, health, energy, infrastructure, intelligence, surveillance, reconnaissance and cybersecurity to agencies of the U.S. Department of Defense (DoD), the intelligence community, the U.S. Department of Homeland Security, foreign governments and other customers, most recently serving as Sector President, Technical and Engineering of the Government Solutions Group, a position she held from February through December of 2013. She previously served as SAIC's Executive Vice President for Communications and Government Affairs, a position she assumed in 2010. Ms. James joined SAIC in 2002 as the Director of Homeland Security within SAIC, then in 2005 became Business Unit General Manager of the Command, Control, Communications, Computers, and Information Technology business unit. Earlier in her career, Ms. James served as Professional Staff Member for the House Armed Services Committee and as the DoD Assistant Secretary of Defense for Reserve Affairs. In August 2017, Ms. James became a director of Unisys Corporation.

**Experience, Qualifications, Attributes and Skills**

- Deep expertise in national security
- Significant experience in U.S. government procurement and logistics
- Demonstrated leadership and management skills
- Extensive experience in the cybersecurity field

**Lloyd G. Trotter**
Director Since 2008

Organization and Compensation Committee (Chair)



Mr. Trotter, 72, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE's principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE's Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also served as a director of PepsiCo, Inc. from 2008 through 2017 and serves as a director of Meritor, Inc. (since 2015). He also previously served on the supervisory board of Daimler A.G. (from 2009 through 2014).

**Experience, Qualifications, Attributes and Skills**

- Significant leadership experience in a variety of fields of importance to Textron
- Broad expertise in building powerful brands worldwide, implementing world-class processes and talent development
- Comprehensive knowledge of manufacturing operations, supply chain management, corporate governance, finance, information technology and the development of international business opportunities

7 TEXTRON 2018 PROXY STATEMENT

**James L. Ziemer**
Director Since 2007

Audit Committee

Organization and Compensation Committee



Mr. Ziemer, 68, was the President and Chief Executive Officer and a director of Harley-Davidson, Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of the Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is also a director of Thor Industries, Inc. (since 2010).

**Experience, Qualifications, Attributes and Skills**

- Extensive expertise in establishing brand equity worldwide
- Leadership experience in fostering outstanding customer satisfaction and loyalty
- Significant experience with the captive finance business model
- Audit Committee Financial Expert

**Maria T. Zuber**
Director Since 2016

Nominating and Corporate Governance Committee

Organization and Compensation Committee



Ms. Zuber, 59, is the Vice President for Research and the E.A. Griswold Professor of Geophysics at the Massachusetts Institute of Technology where she has been a member of the faculty in the Department of Earth, Atmospheric and Planetary Sciences since 1995. In her role as Vice President for Research, to which she was appointed in 2013, she has overall responsibility for research administration and policy at MIT, overseeing MIT Lincoln Laboratory and more than a dozen interdisciplinary research laboratories and centers, and plays a central role in research relationships with the federal government. Previously she served as the Head of the Department of Earth, Atmospheric and Planetary Sciences at MIT from 2003-2011. Since 1990, she has held leadership roles associated with scientific experiments or instrumentation on nine NASA missions, notably serving as Principal Investigator for NASA's Gravity Recovery and Interior Laboratory (GRAIL) mission, an effort to map the Moon's gravitational field. In 2013, President Obama appointed Ms. Zuber to the National Science Board, and, in May 2016, she was elected Board Chair. In December 2017, Ms. Zuber became a director of Bank of America Corporation.

**Experience, Qualifications, Attributes and Skills**

- Extensive expertise in scientific research
- Considerable leadership experience, including in relationships with the federal government
- Deep understanding of emerging technologies

**The Board of Directors recommends a vote "FOR" each of the director nominees (Items 1a through 1k on the proxy card).**

TEXTRON 2018 PROXY STATEMENT 8

# CORPORATE GOVERNANCE

## GOVERNANCE HIGHLIGHTS

Textron is committed to sound corporate governance practices, including the following:

| | |
|---|---|
| Director Independence | • 11 of our 12 current directors and 10 of our 11 director nominees are independent, with our CEO being the only management director.<br>• Our three principal Board committees, the Audit, Nominating and Corporate Governance and Organization and Compensation Committees, are each composed entirely of independent directors.<br>• The independent directors meet regularly in executive session without management present. |
| Independent Lead Director | • Recently, the Board updated our Lead Director selection and rotation process. Beginning in April 2018, the independent directors will elect a director from among them to serve as Lead Director, generally for a three-year term, with annual ratification.<br>• The Lead Director is assigned clearly defined and expansive duties.<br>• The Lead Director presides at executive sessions of the independent directors without management present at each regularly scheduled Board meeting. |
| Board Accountability and Practices | • All directors must stand for election annually and be elected by a majority of votes cast in uncontested elections.<br>• During 2017, each director attended at least 75% of the total number of Board and applicable committee meetings, and all director nominees attended the Annual Meeting of Shareholders.<br>• In 2017, the Board decreased the limit on the number of other public company boards on which our directors may serve.<br>• The Board and each of its three principal committees perform annual self-evaluations.<br>• Directors may not stand for reelection after their 75th birthday. |
| Shareholder Rights | • Shareholders holding 25% of our outstanding shares may call a special meeting of shareholders.<br>• Our By-Laws provide for proxy access to allow eligible shareholders to include their own director nominees in the Company's proxy materials. |
| Textron Stock | • We have robust stock ownership requirements for both our directors and our senior executives, all of whom currently meet their respective requirements.<br>• Our executives and our directors are prohibited from hedging or pledging Textron securities. |

9 TEXTRON 2018 PROXY STATEMENT

## DIRECTOR INDEPENDENCE

The Board of Directors has determined that Ms. Bader, Messrs. Clark, Conway, Evans, Fish, Gagné, Heath, Ms. James, Messrs. Trotter and Ziemer and Ms. Zuber, are independent, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron's website as described below. The Board had previously determined that Dain M. Hancock and Lord Powell of Bayswater, KCMG, who served as directors for a portion of the year, were independent under such standards as well. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director's independence. Specifically, the Board considered the fact that, in 2017, the Textron Charitable Trust made a $20,000 donation to The Marine Corps University Foundation, an organization for which Mr. Conway serves as Chairman, and a $21,000 donation to the Semper Fi Wounded Warrior Fund, an organization for which Mr. Conway's wife serves as Board Vice President. In addition, the Board considered that, in 2017, the Textron Charitable Trust made a $50,000 donation to The Atlantic Council, an organization for which Ms. James serves as a director. Textron has supported The Atlantic Council since 2002, with the amount of its contribution being $50,000 annually since 2011. The Board determined that these donations have not compromised either director's independence as a Textron director.

## LEADERSHIP STRUCTURE

Historically, as reflected in Textron's Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of Textron and its shareholders. This is because the Board believes that the CEO, with his extensive knowledge of the Company's businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director, especially given the size and multi-industry nature of the Company's business. The Board has committed to review, at least once every two years, whether combining these positions serves the best interests of Textron and its shareholders.

The Nominating and Corporate Governance Committee recently recommended to the Board, and, in February 2018, the Board of Directors approved, changes to our Corporate Governance Guidelines and Policies such that, beginning in April 2018, the independent directors will have the flexibility to select any director among them to serve as Lead Director. The Lead Director generally will be expected to serve for a three-year term, with the appointment ratified annually. Previously, our Lead Director was selected from among the Committee chairs on a rotating basis and served a one-year term. The Board believes that more flexibility in choosing the Lead Director will enable the Board to choose the most effective individual for the role, and a three-year term will provide greater continuity from year to year, enhancing the value of the Lead Director's role.

The Lead Director is assigned clearly defined and expansive duties under our Corporate Governance Guidelines and Policies, including (i) presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board, (ii) serving, when needed, as liaison between the CEO and the independent directors, (iii) identifying, together with the CEO, key strategic direction and operational issues upon which the Board's annual core agenda is based, (iv) discussing agenda items and time allocated for agenda items with the CEO prior to each Board meeting, including the authority to make changes and approve the agenda for the meeting, (v) determining the type of information to be provided to the directors for each scheduled Board meeting, (vi) convening additional executive sessions of the Board, (vii) determining to meet with Textron shareholders, as appropriate, after consultation with the CEO and General Counsel, and (viii) such other functions as the Board may direct. Textron's Corporate Governance Guidelines and Policies also require that the Board meet in executive session for independent directors without management present at each regularly scheduled Board meeting. Textron's Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. During 2017, the independent directors met in executive session without management present during each of the Board's seven meetings. Currently, Ms. Bader serves as Lead Director.

The functions of the Board are carried out by the full Board, and, when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-management Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees' charters provides that the committee may seek the counsel of independent advisors and each routinely meets in executive session without management present. The Board and each of its three principal committees perform an annual self-evaluation.

TEXTRON 2018 PROXY STATEMENT 10

## MEETING ATTENDANCE

During 2017, the Board of Directors held six regular meetings and one special meeting. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, as well as the annual meeting of shareholders. Each director attended at least 75% of the total number of Board and applicable committee meetings. All director nominees attended the 2017 annual meeting of shareholders.

## OTHER DIRECTORSHIPS

Textron's Corporate Governance Guidelines and Policies were revised in July 2017 to decrease the number of other public company boards on which non-management directors may serve from five to four in the case of a director who is not a public company chief executive officer and from three to two in the case of a director who is a chief executive officer of a public company.

## BOARD COMMITTEES

### EXECUTIVE COMMITTEE

Textron's Board maintains an Executive Committee which has the power, between meetings of the Board of Directors, to exercise all of the powers of the full Board, except as specifically limited by Textron's Amended and Restated By-Laws and Delaware law. Currently, Mr. Donnelly, Ms. Bader, Mr. Clark and Mr. Trotter comprise the Executive Committee, which did not meet during 2017.

### AUDIT COMMITTEE

The Audit Committee pursuant to its charter, as amended in December 2017, assists the Board of Directors with its oversight of (i) the integrity of Textron's financial statements, (ii) Textron's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, (iv) the performance of Textron's internal audit function and independent auditor, and (v) risk management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Textron's independent auditors. A copy of the charter is posted on Textron's website, *www.textron.com*, under "Investors—Corporate Governance—Committee Charters," and is also available in print upon request to Textron's Secretary. The following seven independent directors presently comprise the committee: Mr. Clark (Chair), Mr. Conway, Mr. Evans, Mr. Gagné, Mr. Heath, Ms. James and Mr. Ziemer. The Board has determined that each member of the committee is independent as defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies. The Board of Directors has determined that Mr. Clark, Mr. Evans, Mr. Gagné, Mr. Heath and Mr. Ziemer each are "audit committee financial experts" under the criteria adopted by the Securities and Exchange Commission. During 2017, the committee met ten times.

### NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee pursuant to its charter, as amended in December 2012, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron, (iii) oversees the evaluation of the Board and its committees and (iv) makes recommendations on compensation of the Board of Directors. A copy of the committee's charter is posted on Textron's website, *www.textron.com*, under "Investors—Corporate Governance—Committee Charters," and is also available in print upon request to Textron's Secretary.

In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee's selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives.

11 TEXTRON 2018 PROXY STATEMENT

Textron's Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading "Shareholder Proposals and Other Matters for 2019 Annual Meeting" on page 55, to the committee, c/o Textron's Secretary, along with the information described in our By-Laws.

The committee annually reviews the Board of Directors' composition, the appropriate size of the Board, the results of the review of the Board's overall performance and the strategy of the Company to determine future requirements for Board members. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) exemplary personal ethics and integrity; (ii) specific skills and experience aligned with Textron's strategic direction and operating challenges and that complement the overall composition of the Board; (iii) core business competencies of high achievement and a record of success; (iv) financial literacy and a history of making good business decisions and exposure to best practices; (v) interpersonal skills that maximize group dynamics, including respect for others; (vi) strong communications skills and confidence to ask tough questions; and (vii) enthusiasm for Textron and sufficient time to be fully engaged. The committee must also take into account our By-Laws which provide that no person shall be elected a director who has attained the age of 75. In addition, the Guidelines and Policies provide that a substantial majority of the Company's directors must be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely on the basis of merit.

In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with independent board compensation advisors, as appropriate.

The following six independent directors presently comprise the committee: Ms. Bader (Chair), Mr. Conway, Mr. Evans, Mr. Fish, Ms. James and Ms. Zuber. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2017, the committee met three times.

### ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee pursuant to its charter, as amended in December 2015, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation plan of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer's and other executive officers' responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company's management. A copy of the committee's charter is posted on Textron's website, *www.textron.com*, under "Investors—Corporate Governance—Committee Charters," and is also available in print upon request to Textron's Secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 20 for more information on the committee's processes and the role of management and consultants in determining the form and amount of executive compensation. The following six independent directors presently comprise the committee: Mr. Trotter (Chair), Mr. Fish, Mr. Gagné, Mr. Heath, Mr. Ziemer and Ms. Zuber. The Board of Directors has determined that each member of the committee is independent as defined under the New York Stock Exchange listing standards applicable to compensation committee members. During 2017, the committee met six times.

## RISK OVERSIGHT

The Board oversees the Company's enterprise risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. These reviews occur at an annual dedicated risk management session and as part of the Board's annual review of the Company's strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties.

TEXTRON 2018 PROXY STATEMENT 12

The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with the Company’s compensation programs, to provide incentive compensation arrangements for senior executives that do not encourage inappropriate risk taking. The Nominating and Corporate Governance &RPPLWWHH FRQVLGHUV ULVNV UHODWHG WR WKH VXEMHFW PDWWHUV IRU ZKLFK LW LV UHVSRQVLEOH DV LGHQWL¿HG LQ LWV FKDUWHU LQFOXGLQJ risks associated with corporate governance. Similarly, the Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management, including with respect to cybersecurity risks, and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks. Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s risk management program. CORPORATE GOVERNANCE GUIDELINES AND POLICIES Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in February 2018, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investors—Corporate Governance/Corporate Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Secretary. CODE OF ETHICS Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised in September 2010, are DSSOLFDEOH WR DOO HPSOR\HHV RI 7H[WURQ LQFOXGLQJ WKH SULQFLSDO H[HFXWLYH RI¿FHU WKH SULQFLSDO ¿QDQFLDO RI¿FHU DQG WKH SULQFLSDO DFFRXQWLQJ RI¿FHU 7KH %XVLQHVV &RQGXFW *XLGHOLQHV DUH DOVR DSSOLFDEOH WR GLUHFWRUV ZLWK UHVSHFW WR WKHLU responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “About—Our Commitment—Ethics and Compliance/Business Conduct Guidelines,” and are also DYDLODEOH LQ SULQW XSRQ UHTXHVW WR 7H[WURQ¶V 6HFUHWDU\ :H LQWHQG WR SRVW RQ RXU ZHEVLWH DW WKH DGGUHVV VSHFL¿HG DERYH any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules within four business days following the date of the amendment or waiver. SHAREHOLDER COMMUNICATIONS TO THE BOARD Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the QRQ-PDQDJHPHQW GLUHFWRUV DV D JURXS RU ZLWK DQ\ LQGLYLGXDO GLUHFWRU PD\ GR VR E\ FDOOLQJ (866) 698-6655 (WROO-IUHH) RU (401) 457-2269 ZULWLQJ WR %RDUG RI 'LUHFWRUV DW 7H[WURQ ,QF 40 :HVWPLQVWHU 6WUHHW 3URYLGHQFH 5KRGH ,VODQG 02903 RU E\ H-PDLO WR textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, WKH QRQ-PDQDJHPHQW GLUHFWRUV RU WKH VSHFL¿HG GLUHFWRU COMPENSATION OF DIRECTORS 'XULQJ 2017 IRU WKHLU VHUYLFH RQ WKH %RDUG QRQ-HPSOR\HH GLUHFWRUV ZHUH SDLG DQ DQQXDO UHWDLQHU RI $235 000 ($120 000 RI which was required to be deferred and paid in the form of stock units, as discussed below). The annual retainer is prorated for directors who join the Board during the year. Each member of the Audit Committee (including the chair) received an additional retainer of $15,000, and the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $25,000. In addition, Textron reimburses each director for his or her expenses in attending Board or committee meetings. 13 TEXTRON 2018 PROXY STATEMENT

Textron maintains a Deferred Income Plan for Non-Employee Directors (the "Directors Deferred Income Plan") under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest-bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% and the average for the month of the Moody's Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. Directors were required to defer a minimum of $120,000 of their 2017 annual retainer into the stock unit account.

Textron sponsors a Directors Charitable Award Program that was closed to new participants in 2004. Under the program, Textron contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director's recommendation among up to five charitable organizations. Textron currently maintains life insurance policies on the lives of the participating directors, the proceeds of which may be used to fund these contributions. The premiums on the policies insuring our current directors who participate in this program (Ms. Bader and Messrs. Clark, Evans, Fish and Gagné) have been fully paid so there were no expenditures associated with these policies during 2017. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year.

Non-employee directors are eligible to receive awards granted under the Textron Inc. 2015 Long-Term Incentive Plan. Other than a one-time grant of restricted stock received upon joining the Board, they currently do not receive any such awards. This grant of restricted stock, in the amount of 2,000 shares, does not vest until the director has completed at least five years of Board service and all successive terms of Board service to which he or she is nominated and elected or in the event of death or disability or a change in control of Textron.

None of our directors receive compensation for serving on the Board from any shareholder or other third party. Employee directors do not receive fees or other compensation for their service on the Board or its committees.

## CHANGES TO DIRECTOR COMPENSATION PROGRAM FOR 2018

In December 2017, the Nominating and Corporate Governance Committee conducted its annual review of the type and amount of compensation paid to our non-employee directors for their service on our Board and its committees. The Committee considered the results of an analysis prepared by its independent compensation consultant, Semler Brossy Consulting Group, which included non-employee director compensation trends and data from Textron's Talent Peer Group companies as well as companies included in the 2016-2017 NACD Annual Director Compensation Survey. After its review, the Committee recommended, and the Board approved, changes to the compensation program for our non-employee directors for 2018, as follows:

- Increase the annual Board retainer from $235,000 to 260,000, of which at least $135,000 must be deferred into the stock unit account of the Directors' Deferred Income Plan
- Increase the annual Lead Director retainer from $25,000 to $30,000
- Increase the annual retainer for the Nominating and Corporate Governance Committee chair from $10,000 to $15,000 and for the Organization and Compensation Committee chair from $12,500 to $20,000

These changes are intended to align Textron's program more closely with peer company practices. The Board believes that modest, biennial increases are preferable to less frequent, larger increases which otherwise would be needed to keep pace with peer company levels.

TEXTRON 2018 PROXY STATEMENT 14

Director Compensation Table The following table provides 2017 compensation information for our directors other than Mr. Donnelly, whose compensation is reported in the Summary Compensation Table on page 34. 5 .HUU\ &ODUN 145 000 120 000 7 500 272 500 Ivor J. Evans 130,000 120,000 250,000 Paul E. Gagné 130,000 120,000 250,000 Ralph D. Heath (4) 130,000 218,500 348,500 /RUG 3RZHOO RI %D\VZDWHU .&0* (3) 28 750 46 785 75 535 James L. Ziemer 130,000 120,000 250,000 (1) The amounts in this column represent the grant date fair value of the portion of the director’s annual retainer mandatorily deferred into the stock unit account under the Directors Deferred Income Plan. These amounts are converted to stock units at a grant date fair value equal to the average share price for the calendar quarter in which the fees were payable. In addition, for Mr. Heath and Ms. James who both joined the Board in 2017, the amounts include the grant date fair value of 2,000 restricted shares which they each received upon joining the Board. (2) The amounts in this column represent the amounts of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program. These amounts were paid by Textron in 2017 to match contributions made in 2016. (3) Both Mr. Hancock and Lord Powell retired from the Board effective as of the 2017 Annual Meeting of Shareholders. (4) Mr. Heath joined the Board effective January 1, 2017, and Ms. James joined the Board effective July 1, 2017. DIRECTOR STOCK OWNERSHIP REQUIREMENTS ,Q RUGHU WR DOLJQ WKH ¿QDQFLDO LQWHUHVWV RI RXU GLUHFWRUV ZLWK WKH LQWHUHVWV RI RXU VKDUHKROGHUV ZH UHTXLUH WKDW RXU GLUHFWRUV PDLQWDLQ D VSHFL¿HG OHYHO RI VWRFN RZQHUVKLS HTXDO WR HLJKW WLPHV WKH SRUWLRQ RI WKHLU DQQXDO UHWDLQHU SD\DEOH LQ FDVK; WRZDUG WKLV HQG ZH UHTXLUH DOO QRQ-HPSOR\HH GLUHFWRUV WR GHIHU D PLQLPXP RI $120 000 RI WKHLU DQQXDO UHWDLQHU LQWR WKH stock unit account of the Directors Deferred Income Plan. As described above, the amount required to be deferred into the stock unit account has been increased to $135,000 for 2018. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently MRLQHG WKH %RDUG :H DOVR KDYH D VWRFN UHWHQWLRQ SROLF\ UHVWULFWLQJ QRQ-HPSOR\HH GLUHFWRUV IURP WUDQVIHUULQJ VWRFN XQLWV or restricted stock while they serve on the Board. ANTI-HEDGING AND PLEDGING POLICY Our directors are prohibited from (i) pledging Textron securities as collateral for any loan or holding Textron securities in a PDUJLQ DFFRXQW RU (LL) HQJDJLQJ LQ VKRUW VDOHV RI 7H[WURQ VHFXULWLHV RU WUDQVDFWLRQV LQ SXEOLFO\-WUDGHG RSWLRQV RU GHULYDWLYH securities based on Textron’s securities. 15 TEXTRON 2018 PROXY STATEMENT Maria T. Zuber115,000120,000235,000 Lloyd G. Trotter135,535120,000255,535 Deborah Lee James (4)65,000155,460220,460 Dain M. Hancock (3)33,57146,78580,356 /DZUHQFH . )LVK 115 000 120 000 235 000 James T. Conway130,000120,0005,000255,000 Fees Earned orStockAll Other NamePaid in Cash ($)Awards ($)(1) Compensation ($)(2)Total ($) .DWKOHHQ 0 %DGHU 141 964 120 000 261 964

# SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2017, unless otherwise noted, by:

- Each person or group known by us to own beneficially more than 5% of our common stock;
- Each of our directors;
- Each of our named executive officers, as defined under Securities and Exchange Commission rules ("NEOs"); and
- All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of December 31, 2017, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

| Directors and Executive Officers | Number of Shares of Common Stock | Percent of Class |
|---|---|---|
| Kathleen M. Bader | 14,795 (1) | * |
| R. Kerry Clark | 7,000 (1) | * |
| Frank T. Connor | 662,993 (2)(3) | * |
| James T. Conway | 2,028 (1) | * |
| Scott C. Donnelly | 2,281,741 (2)(3) | * |
| Julie G. Duffy | 36,987 (2)(3) | * |
| Ivor J. Evans | 7,000 (1) | * |
| Lawrence K. Fish | 2,000 (1) | * |
| Paul E. Gagné | 5,242 (1) | * |
| Ralph D. Heath | 2,000 | * |
| Deborah Lee James | 2,000 | * |
| Cheryl H. Johnson | 85,347 (2)(3) | * |
| E. Robert Lupone | 216,125 (2)(3) | * |
| Lloyd G. Trotter | 2,104 (1) | * |
| James L. Ziemer | 2,145 (1) | * |
| Maria T. Zuber | 2,002 (1) | * |
| All current directors and executive officers as a group (15 persons) | 3,246,162 (1) | 1.2% |
| **Beneficial Holders of More than 5%** | | |
| BlackRock, Inc. (4) | 18,851,900 | 7.2% |
| Capital Research Global Investors (5) | 18,706,394 | 7.1% |
| T. Rowe Price Associates, Inc. (6) | 33,927,683 | 13.0% |
| The Vanguard Group, Inc. (7) | 24,659,532 | 9.4% |

* Less than 1% of the outstanding shares of common stock.

(1) Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 58,417 shares; Mr. Clark, 77,117 shares; Mr. Conway, 21,896 shares; Mr. Evans, 79,800 shares; Mr. Fish, 95,098 shares; Mr. Gagné, 106,077 shares; Mr. Heath, 4,731 shares; Ms. James, 1,154 shares; Mr. Trotter, 90,863 shares; Mr. Ziemer, 70,588 shares; and Ms. Zuber, 3,105 shares.

(2) Includes the following shares obtainable within 60 days of December 31, 2017, as follows: (i) upon the exercise of stock options: Mr. Connor, 583,848 shares; Mr. Donnelly, 1,938,696 shares; Ms. Duffy, 19,049 shares; Ms. Johnson, 64,718 shares; Mr. Lupone, 165,777 shares and (ii) upon the vesting of RSUs: Mr. Connor, 21,556 shares; Mr. Donnelly, 74,013 shares; Ms. Duffy, 2,240 shares; Ms. Johnson, 2,971 shares; Mr. Lupone, 10,191 shares; and all directors and executive officers as of 2017 year-end as a group, 2,815,370 shares.

TEXTRON 2018 PROXY STATEMENT 16

(3) Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Connor, 7,275 shares; Mr. Donnelly, 12,541 shares; Ms. Duffy, 538 shares; Ms. Johnson, 536 shares; and Mr. Lupone, 3,455 shares; (ii) unvested RSUs payable in stock, as follows: Mr. Connor, 78,300 shares; Mr. Donnelly, 271,409 shares; Ms. Duffy, 7,991 shares; Ms. Johnson, 16,899 shares; and Mr. Lupone, 36,005 shares; (iii) unvested PSUs payable in cash when earned based upon the value of Textron common stock, as follows: Mr. Connor, 63,086 shares; Mr. Donnelly, 220,084 shares; Ms. Duffy, 5,101 shares; Ms. Johnson, 15,747 shares; and Mr. Lupone, 28,422 shares.

(4) Based on information disclosed in Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. on January 23, 2018. According to this filing, as of December 31, 2017, BlackRock, Inc., through its various entities, beneficially owns these shares and has sole power to dispose of or direct the disposition of all of these shares and sole power to vote or direct the voting of all of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5) Based on information disclosed in Amendment No. 1 to Schedule 13G filed by Capital Research Global Investors on February 14, 2018. According to this filing, as of December 31, 2017, Capital Research Global Investors is deemed to be the beneficial owner of these shares as a result of acting as investment advisor to various investment companies and has sole dispositive power and sole voting power with respect to these shares. Capital Research Global Investors expressly disclaims such beneficial ownership. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(6) Based on information disclosed in Amendment No. 8 to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2018. According to this filing, as of December 31, 2017, T. Rowe Price Associates, Inc., in its capacity as investment adviser for various individual and institutional investors, is deemed to beneficially own these shares as to which it has sole dispositive power and, with respect to 11,158,218 of these shares, sole voting power; however, T. Rowe Price Associates, Inc. expressly disclaims such beneficial ownership. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(7) Based on information disclosed in Amendment No. 6 to Schedule 13G filed by The Vanguard Group, Inc. on February 12, 2018. According to this filing, as of December 31, 2017, The Vanguard Group, Inc. beneficially owns these shares and has sole power to dispose of or direct the disposition of 24,272,940 of these shares, shared power to dispose of or direct the disposition of 386,592 of these shares, sole power to vote or direct the voting of 362,365 of these shares and shared power to vote or direct the voting of 29,037 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 287,378 shares, as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 172,076 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

## SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Textron's directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting.

Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2017 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a).

17 TEXTRON 2018 PROXY STATEMENT

# AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the "independent auditors") the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee by applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the audit committee concerning independence, and considered the possible effect of non-audit services on the auditors' independence.

The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, including internal controls over financial reporting, and the overall quality of the Company's financial reporting. The committee also reviewed the Company's compliance program. Ten committee meetings were held during the year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedule be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2017, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company's independent auditors for 2018, and recommended that this selection be submitted to the shareholders for ratification. In determining whether to reappoint Ernst & Young LLP as the Company's independent auditor, the committee took into consideration a number of factors, including the quality of the committee's ongoing discussions with Ernst & Young LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP.

R. KERRY CLARK, CHAIR

JAMES T. CONWAY

IVOR J. EVANS

PAUL E. GAGNÉ

RALPH D. HEATH

DEBORAH LEE JAMES

JAMES L. ZIEMER

TEXTRON 2018 PROXY STATEMENT 18

COMPENSATION COMMITTEE REPORT The Organization and Compensation Committee of the Board of Directors has furnished the following report: The Committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2018 Proxy Statement and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2018 Proxy Statement and Textron’s Annual Report on )RUP 10-. IRU WKH ¿VFDO \HDU HQGHG 'HFHPEHU 30 2017 This report is submitted by the Organization and Compensation Committee. LLOYD G. TROTTER, CHAIR /$:5(1&( . ),6+ PAUL E. GAGNÉ RALPH D. HEATH JAMES L. ZIEMER MARIA T. ZUBER 19 TEXTRON 2018 PROXY STATEMENT

# COMPENSATION DISCUSSION AND ANALYSIS

## EXECUTIVE SUMMARY

### BUSINESS OVERVIEW

During 2017, we maintained focus on investing in our businesses through continued development of new products and services and the acquisition of Arctic Cat, a platform to expand and grow our Textron Specialized Vehicles business. In addition, we continued to take cost reduction actions through the execution of our restructuring plans and integration activities in order to realign our businesses, improve overall operating efficiency and better position our businesses for the future.

We generated $947 million in cash from operating activities of our manufacturing businesses, which contributed to our investments of $634 million in research and development activities, $423 million in capital expenditures, and $316 million to acquire Arctic Cat, consistent with our strategy of developing new products and services and completing strategic acquisitions to support growth and create long-term shareholder value. In addition, we returned $603 million to our shareholders through share repurchases and dividend payments. Our 2017 revenues were $14.2 billion, an increase of 3% over 2016 revenues, while segment profit for the year was $1.2 billion, a decrease of 11% from 2016. Continued execution of our 2016 restructuring plan and the restructuring and integration of the Arctic Cat acquisition resulted in special charges of $130 million.



Revenues ($ in millions)
$15,000
$0
$13,788
$14,198
2016
2017



Segment Profit ($ in millions)
$1,400
$0
$1,309
$1,169
2016
2017

Despite the year's challenges, we had a number of notable accomplishments during the year that we expect to contribute to long-term shareholder value, including the following:

- Textron Aviation's Citation Latitude achieved its milestone 100th customer delivery during the fourth quarter of 2017, and the business continued to prepare its newest large-cabin jet, the Citation Longitude, for FAA certification and entry into service, which is expected in early 2018. Textron Aviation also introduced the Cessna SkyCourier, a new twin-engine, large-utility turboprop for which FedEx Express has signed on as launch customer with an initial order for 50 aircraft and an option to order 50 more.
- The Bell V-280 Valor achieved its first flight in December. This next generation vertical lift aircraft is being developed as part of the Joint Multi Role Technology Demonstrator initiative in order to compete to replace aging utility and attack helicopters for the U.S. Armed Forces over the next decade. On the commercial side, customers began taking deliveries of Bell's newest aircraft, the Bell 505 Jet Ranger X, and flight testing resumed for the Bell 525 Relentless program.
- With the acquisition of Arctic Cat in March, Textron Specialized Vehicles significantly expanded its product line-up and its dealer network, while introducing new products like the Havoc X side-by-side and the Arctic Cat ZR200 snowmobile. TSV also introduced the new E-Z-GO ELiTE golf car powered by a lithium-ion battery that lowers maintenance costs and fuel emissions.
- Textron Systems received a Foreign Military Sales order for the Afghan National Army for 55 Mobile Strike Force Vehicles with the potential for up to 200 additional units. Textron Systems introduced its new NIGHTWARDEN Tactical Unmanned Aircraft System (TUAS) as its next-generation platform.
- Kautex won contracts with Shanghai Automotive Industry Corporation (SAIC) for seven new vehicle programs.

TEXTRON 2018 PROXY STATEMENT 20

## EXECUTIVE COMPENSATION HIGHLIGHTS

Executive compensation decisions at Textron are made by our Board's Organization and Compensation Committee. The Committee strives to keep pace with evolving best practices in executive compensation. The following summarizes key aspects of our executive compensation program:

| | |
|---|---|
| Best practices adopted by the Committee | • Pay for performance—substantial portion of executives' compensation tied to Company performance against goals set by the Committee<br>• Pay aligned with shareholder interests—over 75% of CEO's target compensation is in the form of equity-based long-term incentives<br>• Clawback policy applies to all annual and long-term incentive compensation<br>• Committee annually conducts performance analysis against performance peer group using operating metrics and total shareholder return |
| Practices eliminated by the Committee in recent years | • No single trigger vesting upon change-in-control of long-term incentive awards granted after 2013<br>• No tax gross ups for officers hired after 2008<br>• No employment contracts guaranteeing fixed term employment or bonuses to executives and no individual termination protection since 2008<br>• Limited executive perquisites |
| Textron Stock | • Robust stock ownership requirements<br>• No hedging or pledging Textron securities<br>• No repricing or exchanging stock options without shareholder approval |

## 2017 SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 annual meeting, shareholders expressed substantial support for the compensation of our named executive officers ("NEOs" or "executives"), with approximately 94% of the votes cast for approval of the say-on-pay advisory vote on executive compensation. The Committee evaluated the results of the 2017 advisory vote at its July meeting and made no changes to our executive compensation program and policies as a result of the vote.

## COMPENSATION PHILOSOPHY

Textron's compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives' compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders.

21 TEXTRON 2018 PROXY STATEMENT

### COMPENSATION PROGRAM COMPONENTS

Total pay for Textron's executives consists of base salary, annual incentive compensation and long-term incentive compensation. Our annual incentive compensation program is designed to reward performance against annual business goals established by the Committee at the beginning of each year and is payable in cash. The long-term incentive compensation program is directly linked to stock price through three award types: stock options, restricted stock units ("RSUs") and performance share units ("PSUs"). PSUs reward performance against annual business goals set by the Committee for each year of a three-year performance period. The Committee then may use its negative discretion to decrease the payout based on how Textron's three-year total shareholder return ("TSR") compares to a performance peer group. PSUs are payable in cash based upon our stock price.

### 2017 INCENTIVE COMPENSATION PAYOUTS

The two main performance goals set by the Committee for 2017—applicable to our annual incentive compensation program as well as to the PSUs under our long-term incentive compensation program—focused on profitability and cash flow, which are key business priorities for Textron.

For 2017, the annual incentive compensation program paid out at 120.0% of target for our executives, reflecting performance that exceeded targets set at the beginning of the year. PSUs awarded for the 2015-2017 performance cycle were subject to business goals set annually by the Committee during the three-year performance period. These awards were also subject to a negative discretionary adjustment by the Committee. Performance against these goals resulted in a multiplier of 106.8% of the number of PSUs granted, however, the Committee applied a 34% discretionary reduction. This adjustment resulted in a final number of units paid of 70.5% of the initial number of 2015-2017 PSUs granted.

## OVERVIEW AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

The objectives of Textron's compensation program for executive officers are:

- Encouraging world class performance
- Attracting and retaining high-performing talent
- Focusing executives on delivering balanced performance by providing (i) both cash and equity incentives and (ii) both annual and long-term incentives
- Aligning executive compensation with shareholder value

To achieve these objectives, the Committee uses the following five guidelines for designing and implementing executive compensation programs at Textron:

- First, target total pay should be set in reference to the median target total pay of a talent peer group
- Second, incentive compensation should pay higher when Textron performs well and lower if Textron performs poorly
- Third, performance goals should align interests of executives with long-term interests of shareholders
- Fourth, compensation programs should not incentivize executives to conduct business in ways which could put the Company at undue risk
- Fifth, indirect compensation should provide the same level of benefits given to other salaried employees

TEXTRON 2018 PROXY STATEMENT 22

## TARGET PAY

### HOW DOES THE COMMITTEE SET TARGET PAY?

Target total pay consists of three components (i) base salary, (ii) target annual incentive compensation and (iii) target long-term incentive compensation. In setting target pay, the Committee addresses each component with reference to a talent peer group median and makes its determinations based on individual responsibilities, complexity of position versus that of the market benchmarks, performance, experience, and future potential. The target incentive compensation components are set as a percentage of base salary, varying for each NEO. The objectives of the three components are as follows:

| | Component | Objective |
|---|---|---|
| | Base Salary | • Provide market-competitive fixed pay reflective of an executive's responsibilities, position and performance |
| At-Risk Compensation | Target Annual Incentive | • Focus executives on executing the Company's short-term business goals |
| At-Risk Compensation | Target Long-Term Incentive | • Align executive compensation with increasing long-term shareholder value |

### HOW DOES THE COMMITTEE SELECT THE TALENT PEER GROUP?

The Committee references a "talent" peer group of companies, recommended by its independent compensation consultant and approved by the Committee, as part of its process in establishing target pay for each NEO. The Committee believes that complexity and size are the most important factors in establishing this group of companies to provide appropriate references for target pay levels, with industry playing a secondary role. In addition to market capitalization and enterprise value, as well as the availability of information in the compensation survey database, selection criteria for the talent peer group for 2017 included:

- Publicly-traded companies that are headquartered in the U.S.
- Revenue of approximately $5 billion to $40 billion, with at least 10% from outside the U.S.
- Median revenue for peer group approximates Textron's revenue
- Revenue in the aerospace/defense, technology/engineering, general manufacturing and/or automotive industries

23 TEXTRON 2018 PROXY STATEMENT

The table below lists the 2017 talent peer group companies and Textron showing fiscal 2016 revenues. The 2017 talent peer group was referenced in setting target pay for 2018.

## 2017 Talent Peer Group

| Company Name | Industry | 2016 Revenue ($ in billions) |
|---|---|---|
| Honeywell International Inc. | Aerospace/Defense | $39.3 |
| General Dynamics Corporation | Aerospace/Defense | 31.4 |
| Northrop Grumman Corporation | Aerospace/Defense | 24.5 |
| Eaton Corporation Plc | General Manufacturing | 19.7 |
| Lear Corporation | Automotive | 18.6 |
| The Goodyear Tire & Rubber Company | Automotive | 15.2 |
| Emerson Electric Co. | Technology/Engineering | 14.5 |
| Illinois Tool Works Inc. | General Manufacturing | 13.6 |
| Ingersoll-Rand Plc | General Manufacturing | 13.5 |
| Parker-Hannifin Corporation | General Manufacturing | 11.4 |
| L3 Technologies, Inc. | Aerospace/Defense | 10.5 |
| BorgWarner Inc. | Automotive | 9.1 |
| Harris Corporation | Technology/Defense | 7.5 |
| Spirit AeroSystems Holdings, Inc. | Aerospace/Defense | 6.8 |
| Oshkosh Corporation | General Manufacturing | 6.3 |
| Rockwell Automation Inc. | Technology/Engineering | 5.9 |
| Rockwell Collins, Inc. | Aerospace/Defense | 5.3 |
| Terex Corporation | General Manufacturing | 4.4 |
| KBR, Inc. | Technology/Engineering | 4.3 |
| **75th Percentile** | | **16.9** |
| **Median** | | **11.4** |
| **25th Percentile** | | **6.5** |
| **Textron Inc.** | | **13.8** |
| **Textron Percentile Rank** | | **62%** |

The foregoing talent peer group reflects changes made to the 2016 talent peer group, which was reported in our 2017 Proxy Statement and referenced in setting target pay for 2017. The changes were to remove Federal-Mogul Holdings Corporation, because it was acquired, and add Harris Corporation, which is also a current performance peer.

TEXTRON 2018 PROXY STATEMENT 24

### HOW DID THE COMMITTEE MAKE 2017 TARGET PAY DECISIONS?

Prior to making decisions on compensation, the Committee reviewed the following items:

- Compensation data for each NEO
- A detailed compensation benchmarking study comparing each NEO's current target compensation by component to the market median of the talent peer group
- An executive retention analysis
- Potential share-derived wealth and stock ownership information for each NEO

Additionally, the CEO provided input to the O&C Committee regarding compensation decisions for NEOs other than himself, including his assessment of each individual's responsibilities and performance, the complexity of their position against market benchmarks, their experience and future potential. In approving 2017 target pay, the Committee considered the CEO's input and made its own assessment of competitive pay and performance. As a result, the Committee increased the target total pay of each NEO. The Committee increased Mr. Donnelly's base salary by approximately 4%, his target annual incentive compensation by 10 percentage points (to 150% of his base salary) and his target long-term incentive compensation by approximately 6%. These increases are consistent with the Committee's philosophy for Mr. Donnelly's compensation of achieving or ultimately surpassing market median more through annual incentive and long-term incentive increases than through base salary increases. With respect to the other NEOs, the Committee increased the base salary, with the corresponding increases in target annual and target long-term incentive compensation, of Mr. Connor, the Company's CFO, by approximately 5%; Mr. Lupone, the Company's General Counsel, by approximately 4%; and Ms. Johnson, the Company's EVP, HR, by approximately 6%. The increases in compensation for Mr. Connor, Mr. Lupone and Ms. Johnson were determined based on scope of responsibility and years of experience and with consideration toward how their compensation compares against compensation for similar positions at the talent peer group companies.

In July 2017, Ms. Johnson left the Company to pursue other opportunities and the Board appointed Julie G. Duffy, the Company's Vice President, Deputy General Counsel—Litigation, to succeed Ms. Johnson as Executive Vice President, Human Resources. The Committee established Ms. Duffy's compensation for her new role at the same level as Ms. Johnson's 2017 target total pay.

### WHAT IS THE TARGET PAY AND PAY MIX FOR OUR EXECUTIVES?

The following table shows 2017 target total pay, along with the target for each component of target total pay, for Textron's NEOs:

| | | | At-Risk Compensation | | |
|---|---|---|---|---|---|
| Name | Position | Base Salary | Target Annual Incentive | Target Long-Term Incentive | Target Total Pay |
| Scott C. Donnelly | CEO | $1,200,000 | $1,800,000 (150% of salary) | $10,000,000 (833% of salary) | $13,000,000 |
| Frank T. Connor | CFO | 1,000,000 | 850,000 (85% of salary) | 2,850,000 (285% of salary) | 4,700,000 |
| E. Robert Lupone | General Counsel | 730,000 | 547,500 (75% of salary) | 1,277,500 (175% of salary) | 2,555,000 |
| Julie G. Duffy | EVP, HR | 475,000 | 285,000 (60% of salary) | 712,500 (150% of salary) | 1,472,500 |
| Cheryl H. Johnson | Former EVP, HR | 475,000 | 285,000 (60% of salary) | 712,500 (150% of salary) | 1,472,500 |

25 TEXTRON 2018 PROXY STATEMENT

Approximately 91% of our CEO's pay mix and an average of approximately 74% of our other NEOs' pay mix is tied to Company performance ("at-risk").

**CEO Target Pay Mix**



Base Salary 9%
Target Annual Incentive 14%
Target Long-Term Incentive 77%
At-Risk Compensation

**NEO Target Pay Mix (Excluding CEO)**



Base Salary 26%
Target Annual Incentive 19%
Target Long-Term Incentive 55%
At-Risk Compensation

## INCENTIVE COMPENSATION

### HOW DOES OUR INCENTIVE COMPENSATION WORK?

Our annual and long-term incentive compensation programs are summarized in the following table. Long-term incentive compensation consists of three award types: PSUs, RSUs and stock options. This mix of award types encourages executives to focus on meeting performance goals established by the Committee, remaining with Textron as awards vest, and increasing long-term shareholder value.

| | Component | Award Type | Description |
|---|---|---|---|
| At-Risk Compensation | Target Long-Term Incentive | Performance Share Units 40% | • Represent cash value of one share of common stock<br>• Span a three-year performance period with vesting at the end of the third fiscal year<br>• Percentage earned (0% to 150%) is based upon the achievement of performance goals set annually by the Committee for each year of the performance period<br>• Payout is subject to a discretionary TSR modifier that can decrease the payout by as much as 40% based on how Textron's three-year TSR compares to the performance peer group<br>• Incentivize achievement of Company performance goals over a sustained period in order to build shareholder value |
| | | Restricted Stock Units 30% | • Represent the right to receive one share of common stock upon vesting<br>• Final value depends on the change in stock price over the vesting period<br>• The Committee believes that RSUs help to retain executives because they have value upon vesting regardless of stock price |
| | | Stock Options 30% | • Provide value only if the stock price goes up during the term of the option, resulting in a direct incentive to increase Textron's stock price |
| | Target Annual Incentive | | • Target value and performance goals are set in the first quarter of each year<br>• The performance goals are enterprise-wide goals that aggregate the separate goals for each of our business units which are set to focus the businesses primarily on generating profitability and cash flow, consistent with expected market conditions<br>• Percentage earned (0% to 200%) is determined after the end of the fiscal year based upon the achievement of performance goals<br>• Payout is subject to adjustments based on the Committee's and Board's judgment of management's performance |

TEXTRON 2018 PROXY STATEMENT 26

## PERFORMANCE ANALYSIS

### WHICH COMPANIES DOES THE COMMITTEE USE TO COMPARE OUR PERFORMANCE?

The table below shows the list of performance peer group companies; checkmarks in the columns under Textron's manufacturing segments mean that the peer company competes in some way, or operates in similar industries, with that segment.

### 2017 Performance Peer Group

| Company Name | 2016 Revenue ($ in billions) | Aviation | Bell | Industrial | Systems |
|---|---|---|---|---|---|
| The Boeing Company | $94.6 | ✓ | ✓ | | ✓ |
| United Technologies Corporation | 57.2 | ✓ | ✓ | ✓ | ✓ |
| Lockheed Martin Corporation | 47.2 | | ✓ | | ✓ |
| Honeywell International Inc. | 39.3 | ✓ | ✓ | ✓ | ✓ |
| General Dynamics Corporation | 31.4 | ✓ | ✓ | | ✓ |
| Deere & Company | 26.6 | | | ✓ | |
| Northrop Grumman Corporation | 24.5 | | | | ✓ |
| Raytheon Company | 24.1 | | | | ✓ |
| Eaton Corporation Plc | 19.7 | ✓ | ✓ | ✓ | ✓ |
| Ingersoll-Rand Plc | 13.5 | | | ✓ | |
| L3 Technologies, Inc. | 10.5 | | ✓ | | ✓ |
| BorgWarner Inc. | 9.1 | | | ✓ | |
| Harris Corporation | 7.5 | | | | ✓ |
| Spirit AeroSystems Holdings, Inc. | 6.8 | ✓ | ✓ | | |
| Rockwell Collins, Inc. | 5.3 | ✓ | ✓ | | ✓ |
| **Textron Inc.** | **13.8** | ✓ | ✓ | ✓ | ✓ |

The foregoing performance peer group for 2017 remains unchanged from 2016, as reported in last year's proxy statement. The 2017 performance peer group will be used to measure relative TSR performance for the 2017-2019 PSU awards granted to NEOs in 2017.

### WHAT WERE OUR PERFORMANCE GOALS?

Performance goals for the 2017 annual incentive compensation program and PSUs under the long-term incentive compensation program largely focused on profitability and cash flow with an additional goal related to workforce diversity. The profitability target focused executives on delivery of segment profit in each of our segments. The cash flow target focused executives on improving operational efficiency and sustaining the strength of the balance sheet. The diversity metric, applicable just to annual incentive compensation, focused management on having a diverse employee profile. In addition, PSUs are subject to a discretionary TSR modifier that can decrease, but not increase, the payout by as much as 40%, based on how Textron's three-year TSR compares to our performance peer group.

27 TEXTRON 2018 PROXY STATEMENT

## ANNUAL INCENTIVE COMPENSATION PAYOUTS AND PERFORMANCE ANALYSIS

The Committee established the weighting for the 2017 annual incentive compensation performance goals described above as 60% profitability, 35% cash flow and 5% workforce diversity. Textron's net operating profit goal for 2017 was lower than in the previous year due to anticipated profit and margin pressure at our major manufacturing segments. Our cash flow goal was set at a significant increase from the previous year to focus management on cost reduction actions and improving cash flow performance through better working capital management. Both targets were challenging in light of uncertain global economic and market conditions. Payouts for each individual could range from 0% to 200% of target based on performance. The formula for determining 2017 annual incentive compensation for executive officers, and the resulting percentage earned, are detailed below:


2017 Annual Incentive Compensation Calculation ($ in millions)
Threshold 0% Payout
Target 100% Payout
Maximum 200% Payout
Component Weighting
Component Payout
Total Earned
Enterprise NOP (1)
Actual: $1,169
$769
$1,173
$1,459
60%
59.4%
Manufacturing Cash Flow (2)
Actual: $993
$449
$799
$1,150
35%
54.4%
120.0%
Improvement in Workforce Diversity (3)
Actual: 1.5%
-1.0%
1.0%
3.0%
5%
6.2%

(1) "Enterprise NOP" means our total "Segment profit" as reported in our Annual Report on Form 10-K. Segment profit for the manufacturing segments excluded interest expense, certain corporate expenses and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.

(2) "Manufacturing Cash Flow" generally represents "Manufacturing cash flow before pension contributions" (a non-GAAP measure) as reported in our quarterly earnings releases. This measure adjusts net cash from operating activities of continuing operations for dividends received from Textron Financial Corporation ("TFC"), capital contributions provided under the Support Agreement with TFC and debt agreements, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans. For 2017, the Textron cash flow metric excludes restructuring cash outflows, as well as Arctic Cat related deal and integration payments.

(3) "Improvement in Workforce Diversity" means the change in the number of U.S. full-time salaried diverse employees in relation to all full-time U.S. salaried employees.

At its January 2018 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2017 performance period and considered input from the full Board. The Committee concluded that the calculated payouts appropriately reflected the Company's performance for 2017 and approved the payouts as calculated above.

Annual incentive compensation targets and payouts for 2015, 2016 and 2017 for each NEO are shown below:

| | | 2015 | | 2016 | | 2017 | |
|---|---|---|---|---|---|---|---|
| Name | Position | Target | Payout | Target | Payout | Target | Payout |
| Scott C. Donnelly | CEO | $1,561,000 | $1,817,000 | $1,615,600 | $1,619,000 | $1,800,000 | $2,160,000 |
| Frank T. Connor | CFO | 765,000 | 890,000 | 807,500 | 809,000 | 850,000 | 1,020,000 |
| E. Robert Lupone | General Counsel | 506,250 | 589,000 | 525,000 | 526,000 | 547,500 | 657,000 |
| Julie G. Duffy | EVP, HR | N/A | N/A | N/A | N/A | 285,000 | 342,000 |

The Committee believes that a pay for performance analysis should compare Company performance vs. peer performance over the time period an incentive is earned and that operating metrics are the appropriate performance comparator for annual incentive awards. Therefore, to validate that Textron's annual incentive compensation is appropriately linked to the executives' performance, the Committee reviewed the annual incentive compensation paid to Textron's CEO in 2017, with respect to the previous year, compared to Textron's year-over-year operating performance for that year, relative to the annual incentive compensation paid to the peer companies' CEOs compared to the year-over-year operating performance of the performance peer group companies for the corresponding year. While exactly comparable data was not available for all peer companies, indicative comparisons were made using publicly-reported GAAP operating cash flows and pre-tax earnings from continuing operations. As was the case for previous years, the Committee's comparative analysis conducted in 2017 for payouts related to the 2016 performance period confirmed the strong correlation between Textron's annual incentive compensation payouts and its performance relative to its peers.

TEXTRON 2018 PROXY STATEMENT 28

## LONG-TERM INCENTIVE COMPENSATION PAYOUTS AND PERFORMANCE ANALYSIS

*Performance Share Units*

Payouts for the 2015-2017 PSU cycle were based upon performance for each of the annual periods within the 2015-2017 cycle against performance goals set for three one-year performance periods, weighted equally, with a modifier based upon TSR relative to our performance peer companies. The performance achieved against the threshold, target and maximum payouts for the 2015-2017 PSU cycle, and the resulting percentage earned by the executive officers, are detailed below:


2015-2017 Performance Share Unit Calculation ($ in millions)
Component Weighting
Component Payout
Total Earned
Threshold 50% Payout
Target 100% Payout
Maximum 150% Payout
2015
Enterprise NOP
Actual: $1,255
$830
$1,241
$1,526
60%
61.5%
109.4%
Manufacturing Cash Flow
Actual: $631
$100
$480
$863
40%
47.9%
2016
Enterprise NOP
Actual: $1,309
$871
$1,348
$1,665
60%
57.5%
100.2%
Manufacturing Cash Flow
Actual: $591
$185
$543
$901
40%
42.7%
2017
Enterprise NOP
Actual: $1,169
$769
$1,173
$1,459
60%
59.7%
110.8%
Manufacturing Cash Flow
Actual: $993
$449
$799
$1,150
40%
51.1%
Units Earned as Percent of Original Award: 106.8%
TSR Modifier Applied by O&C Committee: -34%
Final Payout as % of Original Award: 70.5%

The performance metrics for 2017 are described in more detail in the "2017 Annual Incentive Compensation Calculation" chart above and for previous years are described in the proxy statement for the applicable year. Payouts for each individual could range from 0% to 150% of target based on performance.

Two measures impact the value of PSU payouts: (i) the number of units earned is based on Textron's performance against operating metrics and may be adjusted downward (but not upward) in the Committee's discretion, based upon TSR compared to its peer companies and (ii) the value of each unit earned is based on Textron's stock price. The tables below show the PSU awards granted in 2015 and associated payouts by executive in terms of both units and value. To validate that the Company's PSU awards link pay to performance, the Committee evaluated the PSU payouts on the basis of both relative performance (TSR performance vs. peers) and absolute performance (change in stock price) and concluded that the payouts were appropriately linked to Textron's overall performance.

29 TEXTRON 2018 PROXY STATEMENT

Performance Share Units and Value Awarded and Earned for Period

Name	Position	2015-2017 Units		2015-2017 Value	
		Original Award	Units Paid[1]	Original Award	Final Payout[2]
Scott C. Donnelly	CEO	104,290	73,512	$4,621,090	$ 4,294,571
Frank T. Connor	CFO	30,398	21,427	1,346,935	1,251,765
E. Robert Lupone	General Counsel	13,999	9,868	620,296	576,489
Cheryl H. Johnson[3]	EVP, HR	7,555	5,325	334,762	311,087

(1) The Committee exercised its negative discretion and applied the TSR modifier to reduce the units paid by an additional 34% after adjusting for operating performance.

(2) The value of the final payout was lower than the value of the original award as a result of the Company's relative TSR performance compared to the performance peer group established in 2015 for the 2015-2017 PSU awards. The Company's TSR performance was below the median of the performance peer group.

(3) Ms. Johnson received a payout for her 2015-2017 PSU award because she was retirement eligible when she terminated her employment which entitled her to continued vesting of outstanding PSU awards.

Ms. Duffy's 2015-2017 PSU award is not reflected in the preceding chart because it was granted while she served in her previous role and, consistent with the terms of grants made to other non-executive officers, was not subject to the TSR modifier. The amount paid is reflected in the Option Exercises and Stock Vested in Fiscal 2017 table on page 38.

The chart below shows our CEO's 2015-2017 cycle PSU award from grant date value, as adjusted by the Company's performance against the goals set by the Committee and as adjusted for the TSR modifier, to realized value (final payout value), reflecting the increase in Textron's stock price during the performance period.



2015-2017 PSU Award Value:
Scott C. Donnelly
Reflects performance adjustment, TSR modifier and stock price increase of 31.8%
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
100.0%
Grant Date Award Value
106.8%
Value After Performance Adjustment
70.5%
Value After TSR Modifier
92.9%
Realized Value

Restricted Stock Units and Stock Options

In addition to PSUs, the Company's long-term incentive compensation program consists of RSUs and stock options. The ultimate value of these awards to the executives, upon the vesting of RSUs or the exercise of stock options, is directly based upon Textron's stock price. For the value realized by the executives upon the vesting or exercise of these awards, see "Option Exercises and Stock Vested in Fiscal 2017" on page 38.

TEXTRON 2018 PROXY STATEMENT 30

## RISKS RELATED TO COMPENSATION

The Committee strives to set compensation policies for senior executives which do not encourage excessive risk-taking that could endanger the Company. For 2017, the Committee completed a full review of managing risk within the executive compensation programs. This annual review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk.

## OTHER COMPENSATION PROGRAMS

As mentioned above, Textron provides certain other compensation programs (such as retirement/death benefits) that are designed to provide to NEOs the same level of benefits provided to non-executive officers and, in most cases, all salaried employees. Certain of these programs provide benefits over any caps mandated by government regulations, including:

- *Textron Spillover Pension Plan:* Non-qualified benefit plan to make up for IRS limits to qualified pension plans and, in the case of Mr. Donnelly, to provide a "wrap-around" pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other pension benefits which he is eligible to receive under Textron and GE pension plans.
- *Textron Spillover Savings Plan:* Non-qualified benefit plan to make up for IRS limits to qualified savings plans.

Textron provides a program to executives which benefits them by allowing for tax planning and also benefits the Company, in that cash payments by the Company are delayed:

- *Deferred Income Plan for Textron Executives:* Non-qualified plan that allows participants to defer compensation.

## ROLE OF INDEPENDENT COMPENSATION CONSULTANT

Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2017, the Committee engaged the services of Pay Governance LLC as its compensation consultant. Pay Governance LLC reports directly and exclusively to the Committee and provides advice regarding current and emerging best practices with regard to executive compensation. A representative from Pay Governance LLC attended each of the Committee's six meetings in 2017. Pay Governance LLC does not provide any other services to the Committee or the Company. The Committee has determined that Pay Governance LLC is independent and that the work of Pay Governance LLC with the Committee for 2017 has not raised any conflict of interest.

## STOCK OWNERSHIP REQUIREMENTS

One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives accumulate and maintain a minimum level of stock ownership in the Company which may be achieved through direct ownership of shares, Textron Savings Plan shares, unvested RSUs, and vested/unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO and three times for other NEOs. New executive officers are given five years to reach their required ownership level. All NEOs currently meet their respective stock ownership requirements or are within their initial five-year period.

31 TEXTRON 2018 PROXY STATEMENT

## ANTI-HEDGING AND PLEDGING POLICY

Our executives, including our NEOs, are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Textron's securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Textron securities such as zero-cost collars and forward sales contracts. In addition, our NEOs are prohibited from pledging Textron securities as collateral for any loan or holding Textron securities in a margin account.

## CLAWBACK POLICY

Our 2015 Long-Term Incentive Plan, as well as our Short-Term Incentive Plan, include a clawback provision which provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer where (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements, (ii) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the restatement and (iii) a lower payment would have been made to the executive based upon the restated financial results.

In addition, the Company's long-term incentive award agreements provide that an executive who violates the noncompetition provisions of the award during employment or within two years after termination of employment with the Company forfeits future rights under the award and must repay to the Company value received during the period beginning 180 days prior to the earlier of termination or the date the violation occurred.

The Company also is subject to the "clawback" provision of Section 304 of the Sarbanes-Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

## COMPENSATION ARRANGEMENTS RELATING TO TERMINATION OF EMPLOYMENT

Mr. Donnelly's letter agreement with Textron provides for payment of varying benefits to him upon events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances. Mr. Donnelly's termination benefits are consistent with the terms of our previous CEO's agreement and were approved by the Committee upon Mr. Donnelly's initial hiring in 2008 in order to attract him to Textron. Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Connor, Mr. Lupone and Ms. Duffy are each eligible for termination benefits that are available to all corporate officers as provided by the Severance Plan for Textron Key Executives. With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19-year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a "wrap-around pension benefit" to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

Mr. Connor's letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan, subject to the vesting terms of that Plan. Neither Mr. Lupone nor Ms. Duffy has been provided any supplemental or enhanced pension benefits.

TEXTRON 2018 PROXY STATEMENT 32

## TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for compensation in excess of $1 million paid to a "covered employee" (generally the NEOs). Under the tax law applicable in 2017 and prior years, "performance-based compensation" was exempt from the $1 million limitation if it was payable upon meeting pre-established and objective performance goals established by the Committee under a plan that had been approved by shareholders and other tax code requirements were met. In addition, under prior law the principal financial officer was not treated as a covered employee.

Our policy generally has been to seek to qualify various elements of the compensation payable to executives as performance-based compensation, although we may pay non-deductible compensation in order to preserve the Committee's ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance. Because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters, it is possible that the qualification of awards under our executive compensation program as performance-based compensation for purposes of Section 162(m), and any deductions we have claimed based thereon prior to our 2018 tax year, may be challenged or disallowed.

In December 2017, the Tax Cuts and Jobs Act (the "Tax Act") eliminated the exemption from Section 162(m)'s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the Tax Act broadened the list of covered employees to include the principal financial officer. As a result of the Tax Act, beginning with our 2018 tax year, compensation paid to our named executive officers, including performance-based compensation, in excess of $1 million generally will not be tax-deductible, with the exception of certain compensation payable under arrangements in place as of November 2, 2017.

33 TEXTRON 2018 PROXY STATEMENT

# EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning compensation of our principal executive officer, principal financial officer, each other individual who was serving as an executive officer at the end of Textron's 2017 fiscal year and one former executive officer (each, an "NEO" and collectively, the "NEOs").

## SUMMARY COMPENSATION TABLE

| Name and Principal Position | Year | Salary ($)(1) | Stock Awards ($)(2) | Option Awards ($)(3) | Non-Equity Incentive Plan Compensation ($)(4) | Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) | All Other Compensation ($)(6) | Total ($) |
|---|---|---|---|---|---|---|---|---|
| Scott C. Donnelly | 2017 | 1,191,154 | 6,653,694 | 3,030,742 | 2,160,000 | 1,676,783 | 112,957 | 14,825,330 |
| Chairman, President and | 2016 | 1,146,500 | 6,056,207 | 2,464,511 | 1,619,000 | 1,302,717 | 83,236 | 12,672,171 |
| Chief Executive Officer | 2015 | 1,151,154 | 6,376,555 | 2,729,480 | 1,817,000 | 237,150 | 80,689 | 12,392,028 |
| Frank T. Connor | 2017 | 990,385 | 1,907,576 | 863,756 | 1,020,000 | 596,815 | 88,292 | 5,466,824 |
| Executive Vice President and | 2016 | 940,385 | 1,744,836 | 709,857 | 809,000 | 456,185 | 68,296 | 4,728,559 |
| Chief Financial Officer | 2015 | 925,000 | 1,855,658 | 795,571 | 890,000 | 194,912 | 51,550 | 4,712,691 |
| E. Robert Lupone | 2017 | 724,231 | 860,777 | 387,173 | 657,000 | 0 | 86,221 | 2,715,402 |
| Executive Vice President, | 2016 | 695,192 | 798,448 | 321,170 | 526,000 | 0 | 86,127 | 2,426,937 |
| General Counsel and Secretary | 2015 | 696,154 | 865,509 | 366,379 | 589,000 | 0 | 86,134 | 2,603,176 |
| Julie G. Duffy | 2017 | 403,216 | 191,741 | 86,388 | 342,000 | 347,325 | 25,561 | 1,396,231 |
| Executive Vice President, | | | | | | | | |
| Human Resources | | | | | | | | |
| Cheryl H. Johnson (7) | 2017 | 261,923 | 476,103 | 215,929 | 0 | 334,580 | 17,948 | 1,306,483 |
| Executive Vice President, | 2016 | 445,192 | 423,083 | 176,963 | 271,000 | 422,731 | 27,560 | 1,766,529 |
| Human Resources | 2015 | 426,923 | 432,877 | 197,725 | 297,000 | 191,580 | 26,646 | 1,572,751 |

(1) Base salary increases, if any, are implemented in the first pay period in March of each year; therefore, amounts shown in this column may not exactly match the base salaries disclosed in the CD&A.

(2) The numbers shown in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. The amounts for 2017 include PSUs (granted in 2015, 2016 and 2017 for all NEOs) and RSUs (granted in 2017), which are described in the CD&A. The grant date fair values have been determined based on the closing share price on the date of grant. For PSUs, since performance criteria are established on an annual basis, the amounts shown are for the first year of the three-year performance cycle beginning in 2017, plus the second year of the three-year performance cycle beginning in 2016, plus the third year of the three-year performance cycle beginning in 2015. The grant date fair value of each equity-based component for 2017 is detailed below.

| | Mr. Donnelly | Mr. Connor | Mr. Lupone | Ms. Duffy | Ms. Johnson |
|---|---|---|---|---|---|
| Performance Share Units | $3,661,541 | $1,054,850 | $478,565 | $106,463 | $262,959 |
| Restricted Stock Units | 2,992,153 | 852,726 | 382,212 | 85,278 | 213,144 |
| **Total** | **$6,653,694** | **$1,907,576** | **$860,777** | **$191,741** | **$476,103** |

The PSU values above represent target performance. Assuming maximum performance is achieved, then the grant date fair value of the PSUs would be: Mr. Donnelly $5,492,312, Mr. Connor $1,582,274, Mr. Lupone $717,847, Ms. Duffy $159,694 and Ms. Johnson $394,439.

TEXTRON 2018 PROXY STATEMENT 34

(3) The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 10 Share-Based Compensation in Textron's Annual Report on Form 10-K for the fiscal year ended December 30, 2017. The number of shares underlying the stock options granted to each NEO during 2017 is detailed in the Grants of Plan-Based Awards in Fiscal 2017 table on page 36.

(4) The amounts in this column reflect annual incentive compensation earned under Textron's annual incentive compensation program.

(5) The amounts in this column are attributable to the change in actuarial present value from January 1, 2017 to December 30, 2017 of accumulated pension benefits under all defined benefit plans in which the NEOs participate. For Ms. Duffy and Ms. Johnson, this column also includes $608 and $596, respectively, in above-market non-qualified deferred compensation earnings that were posted to their interest-bearing accounts under the Deferred Income Plan for Textron Executives ("DIP"). Earnings are considered "above-market" if they were higher than 120% of the long-term applicable federal rate with compounding.

(6) The amounts in this column include the value of other benefits and the incremental cost to Textron in 2017 of providing various perquisites in 2017, as detailed below:

| | Mr. Donnelly | Mr. Connor | Mr. Lupone | Ms. Duffy | Ms. Johnson |
|---|---|---|---|---|---|
| Spillover Savings Plan Contribution (a) | $ 46,058 | $36,019 | $61,921 | $ 6,661 | $ 0 |
| Contributions to Textron Savings Plan | 13,500 | 13,500 | 24,300 | 13,500 | 12,548 |
| Contributions to Retirement Plans | 5,400 | 5,400 | 0 | 5,400 | 5,400 |
| Perquisites (b) | 47,999 | 33,373 | 0 | 0 | 0 |
| **Total** | **$112,957** | **$88,292** | **$86,221** | **$25,561** | **$17,948** |

(a) These amounts represent the value of cash-settled Textron stock units credited to the NEO's Spillover Savings Plan account during the year. For Mr. Lupone, who is not eligible for a defined benefit pension plan, the Company credits an interest-bearing Moody's account within the SSP with an amount equal to 4% of eligible compensation, reduced by the contribution that was made by the Company under the Textron Savings Plan.

(b) This amount includes the following: (i) $3,000 for parking for each of Mr. Donnelly and Mr. Connor, (ii) $4,563 for an annual physical exam for Mr. Donnelly, (iii) $17,856 for Mr. Donnelly's usage of corporate aircraft for personal travel and to attend meetings of an outside board of directors on which he serves at the request of the Company's board, which is deemed to be personal travel under SEC rules, (iv) $21,944 for the incremental cost to the Company of corporate aircraft dropping off or picking up Mr. Connor at an alternative airport for his personal convenience and (v) $22,580 and $8,429 for Mr. Donnelly and Mr. Connor, respectively, representing the Company paid portion of the costs for hangar space utilized by the executives' personal aircraft. In addition, family members and invited guests of Mr. Donnelly occasionally fly as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount and, as a result, no amount is reflected in the Summary Compensation Table. Textron values the personal use of corporate aircraft by using an incremental cost method that multiplies the hours flown on a personal flight by an hourly direct operating cost rate for the aircraft flown. The rate per flight hour is derived from the aircraft's variable operating costs which include landing fees, fuel, hangar fees, maintenance, catering, security fees, crew expenses, de-icing costs and other direct operating expenses. The incremental cost of locating aircraft to the origin of a trip, or returning aircraft from the completion of a trip are also included in the amount reported.

(7) Ms. Johnson voluntarily terminated her employment with Textron on July 17, 2017.

35 TEXTRON 2018 PROXY STATEMENT

## GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

The following table sets forth information on plan-based compensation awards granted to the NEOs during Textron's 2017 fiscal year. Annual equity awards were approved on January 27, 2017 for grant on March 1, 2017.

| Name | Grant Date | Grant Type | Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1) | | Estimated Future Payouts Under Equity Incentive Plan Awards (2) | | All Other Stock Awards: Number of Shares of Stock or Stock Units (#) (3) | All Other Option Awards: Number of Securities Underlying Options (#) (4) | Exercise or Base Price of Option Awards ($/sh) (5) | Grant Date Fair Value of Stock and Option Awards (6) |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | Target ($) | Maximum ($) | Target ($) | Maximum ($) | | | | |
| Scott C. Donnelly | | Annual IC | 1,800,000 | 3,600,000 | | | | | | |
| | 3/1/2017 | PSUs | | | 4,553,594 | 6,830,390 | | | | 1,329,841 |
| | 3/1/2017 | RSUs | | | | | 60,350 | | | 2,992,153 |
| | 3/1/2017 | Stock Options | | | | | | 219,619 | 49.58 | 3,030,742 |
| | 3/1/2017 | PSUs (7) | | | | | | | | 2,331,700 |
| Frank T. Connor | | Annual IC | 850,000 | 1,700,000 | | | | | | |
| | 3/1/2017 | PSUs | | | 1,297,767 | 1,946,651 | | | | 379,003 |
| | 3/1/2017 | RSUs | | | | | 17,199 | | | 852,726 |
| | 3/1/2017 | Stock Options | | | | | | 62,591 | 49.58 | 863,756 |
| | 3/1/2017 | PSUs (7) | | | | | | | | 675,847 |
| E. Robert Lupone | | Annual IC | 547,500 | 1,095,000 | | | | | | |
| | 3/1/2017 | PSUs | | | 581,700 | 872,550 | | | | 169,881 |
| | 3/1/2017 | RSUs | | | | | 7,709 | | | 382,212 |
| | 3/1/2017 | Stock Options | | | | | | 28,056 | 49.58 | 387,173 |
| | 3/1/2017 | PSUs (7) | | | | | | | | 308,684 |
| Julie G. Duffy | | Annual IC | 285,000 | 570,000 | | | | | | |
| | 3/1/2017 | PSUs (8) | | | 129,761 | 194,641 | | | | 37,896 |
| | 3/1/2017 | RSUs | | | | | 1,720 | | | 85,278 |
| | 3/1/2017 | Stock Options | | | | | | 6,260 | 49.58 | 86,388 |
| | 3/1/2017 | PSUs (7)(8) | | | | | | | | 68,567 |
| Cheryl H. Johnson | | Annual IC | | | | | | | | |
| | 3/1/2017 | PSUs | | | 324,419 | 486,629 | | | | 94,744 |
| | 3/1/2017 | RSUs | | | | | 4,299 | | | 213,144 |
| | 3/1/2017 | Stock Options | | | | | | 15,647 | 49.58 | 215,929 |
| | 3/1/2017 | PSUs (7) | | | | | | | | 168,215 |

(1) These amounts refer to awards of annual incentive compensation made under our Short-Term Incentive Plan. The performance metrics and methodology for calculating payments are described in the CD&A.

(2) These amounts refer to PSU grants made under the Textron Inc. 2015 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2017 vest at the end of fiscal 2019. The "target" amount to be paid in 2020 assumes 100% earned and is based on the 2017 fiscal year-end share price of $56.59. The "maximum" that can be paid per the plan design is 150% of the PSUs granted, as described in the CD&A. Both target and maximum amounts assume median TSR performance for the three-year performance period.

(3) These amounts represent the number of RSUs granted in 2017 pursuant to the Textron Inc. 2015 Long-Term Incentive Plan. RSUs earn dividend equivalents until vested and vest ratably over three years, beginning on March 1, 2020, three years after the grant date, and annually thereafter.

(4) These amounts represent the number of stock options granted in 2017 pursuant to the Textron Inc. 2015 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years, beginning on March 1, 2018, and annually thereafter.

(5) Reflects the exercise price for the stock options granted on March 1, 2017 which is equal to the closing price on the grant date.

(6) Represents the grant date fair value of each equity award listed in the table as determined in accordance with generally accepted accounting principles. With respect to PSUs granted in 2017, the amounts in this column represent the value of only the 2017 portion of the 2017-2019 grant since the grant is subject to three single-year performance periods (2017, 2018 and 2019).

(7) Represents grant date fair value of the 2017 portion of the 2015-2017 and 2016-2018 PSU awards.

(8) Ms. Duffy's PSUs are not subject to the TSR modifier, as described in the CD&A.

TEXTRON 2018 PROXY STATEMENT 36

## OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2017 fiscal year.

**Outstanding Equity Awards at 2017 Fiscal Year-End**

| | Option Awards | | | | | Stock Awards | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **Name** | **Grant Date (1)** | **Number of Securities Underlying Unexercised Options (#) Exercisable** | **Number of Securities Underlying Unexercised Options (#) Unexercisable** | **Option Exercise Price ($)(2)** | **Option Expiration Date** | **Type of Stock Award (3)** | **Grant Year** | **Number of Shares or Units of Stock That Have Not Vested (#)** | **Market Value of Shares or Units of Stock That Have Not Vested ($)(4)** | **Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)** | **Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(5)** |
| Scott C. Donnelly | 3/1/2017 | 0 | 219,619 | 49.58 | 3/1/2027 | PSU | 2017 | | | 100,583 | 4,553,594 |
| | 3/1/2016 | 79,526 | 159,052 | 34.50 | 3/1/2026 | RSU | 2017 | 60,350 | 3,415,207 | | |
| | 3/1/2015 | 129,698 | 64,848 | 44.31 | 3/1/2025 | PSU | 2016 | | | 119,501 | 5,410,049 |
| | 3/1/2014 | 222,319 | 0 | 39.70 | 3/1/2024 | RSU | 2016 | 71,700 | 4,057,503 | | |
| | 3/1/2013 | 243,157 | 0 | 28.47 | 3/1/2023 | RSU | 2015 | 62,574 | 3,541,063 | | |
| | 3/1/2012 | 300,000 | 0 | 27.76 | 3/1/2022 | RSU | 2014 | 47,261 | 2,674,500 | | |
| | 3/1/2011 | 227,766 | 0 | 26.25 | 3/1/2021 | RSU | 2013 | 29,524 | 1,670,763 | | |
| | 3/1/2010 | 235,602 | 0 | 20.21 | 3/1/2020 | | | | | | |
| | 2/27/2009 | 83,047 | 0 | 5.65 | 2/27/2019 | | | | | | |
| | 7/3/2008 | 200,000 | 0 | 47.84 | 7/3/2018 | | | | | | |
| Frank T. Connor | 3/1/2017 | 0 | 62,591 | 49.58 | 3/1/2027 | PSU | 2017 | | | 28,666 | 1,297,767 |
| | 3/1/2016 | 22,906 | 45,812 | 34.50 | 3/1/2026 | RSU | 2017 | 17,199 | 973,291 | | |
| | 3/1/2015 | 37,804 | 18,901 | 44.31 | 3/1/2025 | PSU | 2016 | | | 34,420 | 1,558,262 |
| | 3/1/2014 | 63,361 | 0 | 39.70 | 3/1/2024 | RSU | 2016 | 20,652 | 1,168,697 | | |
| | 3/1/2013 | 72,000 | 0 | 28.47 | 3/1/2023 | RSU | 2015 | 18,238 | 1,032,088 | | |
| | 3/1/2012 | 91,607 | 0 | 27.76 | 3/1/2022 | RSU | 2014 | 13,469 | 762,211 | | |
| | 3/1/2011 | 69,566 | 0 | 26.25 | 3/1/2021 | RSU | 2013 | 8,742 | 494,710 | | |
| | 3/1/2010 | 83,933 | 0 | 20.21 | 3/1/2020 | | | | | | |
| | 8/5/2009 | 80,000 | 0 | 14.34 | 8/5/2019 | | | | | | |
| E. Robert Lupone | 3/1/2017 | 0 | 28,056 | 49.58 | 3/1/2027 | PSU | 2017 | | | 12,849 | 581,700 |
| | 3/1/2016 | 10,364 | 20,727 | 34.50 | 3/1/2026 | RSU | 2017 | 7,709 | 436,252 | | |
| | 3/1/2015 | 17,410 | 8,704 | 44.31 | 3/1/2025 | PSU | 2016 | | | 15,573 | 705,021 |
| | 3/1/2014 | 29,752 | 0 | 39.70 | 3/1/2024 | RSU | 2016 | 9,344 | 528,777 | | |
| | 3/1/2013 | 34,831 | 0 | 28.47 | 3/1/2023 | RSU | 2015 | 8,399 | 475,299 | | |
| | 3/1/2012 | 45,000 | 0 | 27.76 | 3/1/2022 | RSU | 2014 | 6,324 | 357,875 | | |
| | | | | | | RSU | 2013 | 4,229 | 239,319 | | |
| Julie G. Duffy | 3/1/2017 | 0 | 6,260 | 49.58 | 3/1/2027 | PSU | 2017 | | | 2,293 | 129,761 |
| | 3/1/2016 | 2,337 | 4,672 | 34.50 | 3/1/2026 | RSU | 2017 | 1,720 | 97,335 | | |
| | 3/1/2015 | 3,818 | 1,909 | 44.31 | 3/1/2025 | PSU | 2016 | | | 2,808 | 158,905 |
| | 3/1/2014 | 6,562 | 0 | 39.70 | 3/1/2024 | RSU | 2016 | 2,106 | 119,179 | | |
| | | | | | | RSU | 2015 | 1,842 | 104,239 | | |
| | | | | | | RSU | 2014 | 1,395 | 78,943 | | |
| | | | | | | RSU | 2013 | 928 | 52,516 | | |
| Cheryl H. Johnson (6) | 3/1/2017 | 0 | 15,647 | 49.58 | 7/17/2021 | PSU | 2017 | | | 7,166 | 324,419 |
| | 3/1/2016 | 5,711 | 11,420 | 34.50 | 7/17/2021 | RSU | 2017 | 4,299 | 243,280 | | |
| | 3/1/2015 | 9,396 | 4,697 | 44.31 | 7/17/2021 | PSU | 2016 | | | 8,581 | 388,479 |
| | 3/1/2014 | 13,731 | 0 | 39.70 | 7/17/2021 | RSU | 2016 | 5,148 | 291,325 | | |
| | 3/1/2013 | 14,210 | 0 | 28.47 | 7/17/2020 | RSU | 2015 | 4,533 | 256,522 | | |
| | 3/1/2012 | 4,419 | 0 | 27.76 | 7/17/2020 | RSU | 2014 | 2,919 | 165,186 | | |
| | 3/1/2011 | 1,628 | 0 | 26.25 | 7/17/2020 | | | | | | |

(1) Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.

(2) The exercise price of stock options is equal to the closing price of our common stock on the date of grant.

37 TEXTRON 2018 PROXY STATEMENT

(3) The following types of stock awards are shown in this table:

(a) "PSU" refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.

(b) "RSU" refers to restricted stock units. RSUs vest ratably over three years beginning on the third anniversary of the grant date. Upon vesting, common stock will be issued to the executive. RSUs are granted with the right to receive dividend equivalents.

(4) The market value of RSUs that have not vested as of December 30, 2017 was calculated using the fiscal year-end closing share price of $56.59 multiplied by the number of unvested units as of that date.

(5) PSUs granted in 2016 and 2017 vest, to the extent earned, on December 29, 2018 and December 28, 2019, respectively. The market value of PSUs that have not vested as of year-end 2017 was calculated using the fiscal year-end closing share price of $56.59 multiplied by the number of unvested units assuming that 100% of the units are earned and assuming a median TSR performance modifier for the three-year performance period (representing the target performance level), except with respect to Ms. Duffy's PSUs which are not subject to the TSR modifier.

(6) Because Ms. Johnson was eligible for retirement when she voluntarily terminated her employment with the Company, her unvested stock options will continue to vest per their respective vesting schedules for 48 months after termination, and vested stock options will remain exercisable until the earlier of the remaining term of the options or 48 months after termination. Her PSUs and RSUs also will continue to vest according to their vesting schedules.

## OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table provides information concerning option exercises and the vesting of stock, including PSUs and RSUs, during Textron's 2017 fiscal year for each NEO.

**Option Exercises and Stock Vested in Fiscal 2017**

| | Option Awards | | Stock Awards | | | |
|---|---|---|---|---|---|---|
| Name | Number of Shares Acquired on Exercise (#) | Value Realized on Exercise ($) | Type of Equity Award (1) | Number of Shares or Units Acquired on Vesting (#) | | Value Realized on Vesting ($)(2) |
| Scott C. Donnelly | 17,699 | 753,800 | PSU | 73,512 | | 4,294,571 |
| | | | RSU | 88,048 | | 4,365,420 |
| | | | | | Total | 8,659,991 |
| Frank T. Connor | 0 | 0 | PSU | 21,427 | | 1,251,765 |
| | | | RSU | 26,132 | | 1,295,625 |
| | | | | | Total | 2,547,390 |
| E. Robert Lupone | 0 | 0 | PSU | 9,868 | | 576,489 |
| | | | RSU | 22,369 | | 1,084,795 |
| | | | | | Total | 1,661,284 |
| Julie G. Duffy | 0 | 0 | PSU | 2,623 | | 153,236 |
| | | | RSU | 2,799 | | 138,774 |
| | | | | | Total | 292,010 |
| Cheryl H. Johnson | 0 | 0 | PSU | 5,325 | | 311,087 |
| | | | RSU | 10,450 (3) | | 519,763 |
| | | | | | Total | 830,850 |

(1) "PSU" and "RSU" are described in more detail in footnote 3 to the previous table.

(2) Valuation methodology for the PSUs is described in footnote 5 to the previous table, using actual performance results.

(3) 1,524 RSUs held by Ms. Johnson vested upon the termination of her employment with Textron.

TEXTRON 2018 PROXY STATEMENT 38

## PENSION BENEFITS IN FISCAL 2017

The table below sets forth information on the pension benefits for the NEOs under each of the Company's pension plans:

**Pension Benefits**

| Name | Plan Name | Number of Years of Credited Service | | Present Value of Accumulated Benefit ($)(1) | Payments During Last Fiscal Year ($) |
|---|---|---|---|---|---|
| Scott C. Donnelly | TRP | 9.50 | | 333,973 | 0 |
| | Spillover | 9.50 | | 2,841,295 | 0 |
| | Wrap Around | 28.50 (2) | | 5,548,499 | 0 |
| | | | Total | 8,723,767 | 0 |
| Frank T. Connor | TRP | 8.42 | | 319,903 | 0 |
| | Spillover | 8.42 | | 1,620,810 | 0 |
| | Add'l Credited Service | 3.00 (2) | | 691,739 | 0 |
| | | | Total | 2,632,452 | 0 |
| E. Robert Lupone (3) | N/A | N/A | | N/A | N/A |
| Julie G. Duffy | TRP | 20.50 | | 660,174 | 0 |
| | Spillover | 20.50 | | 628,934 | 0 |
| | TSPPSO | 20.50 | | 202,300 | 0 |
| | | | Total | 1,491,408 | |
| Cheryl H. Johnson | TRP (Bell) | 3.50 | | 132,331 | 0 |
| | TRP (Textron) | 15.75 | | 606,542 | 0 |
| | Spillover (Bell) | 3.50 | | 154,512 | 0 |
| | Spillover (Textron) | 15.75 | | 743,601 | 0 |
| | | | Total | 1,636,986 | 0 |

(1) The present value of the accumulated benefit has been calculated consistent with the assumptions set forth in Note 11 Retirement Plans in Textron's Annual Report on Form 10-K for the fiscal year ended December 30, 2017.
(2) Years of extra service granted to the executive by employment letter.
(3) Mr. Lupone is not eligible to participate in any of our pension plans.

A brief description of each of the Company's pension plans referenced above follows:

### TRP: TEXTRON RETIREMENT PROGRAM

Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program ("TRP"). The TRP is designed to be a "floor-offset" arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered, entitling them to the larger of the benefit calculated under the prior pension formula and the benefit calculated under the TRP. None of the NEOs met the grandfathering rules under the TRP, however Ms. Johnson did meet the grandfathering rules under the Spillover Pension Plan (described below) which entitles her to the larger amount of the two calculations under that Plan. The TRP is funded and tax qualified.

Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for eligible compensation up to the "covered compensation" level ($64,251 in 2017), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. "Eligible Compensation" includes base salary plus annual incentive payments in a given year, up to the Internal Revenue Code limit ($270,000 in 2017). The benefit formula is calculated based on eligible employees' highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the TRP, the accumulated benefit earned during an employee's career is payable in monthly installments after retirement. While the normal retirement age under the TRP is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and

39 TEXTRON 2018 PROXY STATEMENT

begin collecting a reduced benefit as early as age 55. Both Mr. Connor and Ms. Johnson qualify for the early retirement benefit under the TRP.

Under the Textron Retirement Account Plan, Textron makes annual contributions to a participant's account equal to 2% of eligible compensation up to the Internal Revenue Code limit, and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Textron Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

Effective January 1, 2010, the TRP was closed to new entrants, and new employees, including Mr. Lupone, instead receive an annual company contribution to the Textron Savings Plan equal to 4% of eligible compensation up to the Internal Revenue Code Limit.

### SPP: SPILLOVER PENSION PLAN

Textron maintains the Spillover Pension Plan ("SPP") to compensate certain Textron executives for pension benefits that would have been earned but for limitations imposed on tax-qualified plans under federal law. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan (the TRP). Eligible compensation components include base salary and annual incentive compensation paid in a given year. The amount included in the formula equals the total of these components (whether or not deferred), less the Internal Revenue Code limit noted above ($270,000 in 2017). Benefits under the SPP also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to the SPP for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a "wrap-around pension benefit." This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his "wrap-around" benefit.

Effective January 1, 2010, the SPP was closed to new entrants except for those who were participants in the Textron Retirement Program on December 31, 2009. Mr. Lupone, therefore, is not eligible to participate in the SPP.

### TSPPSO: TEXTRON SUPPLEMENTAL PENSION PLAN IN LIEU OF STOCK OPTIONS

The Textron Supplemental Pension Plan in Lieu of Stock Options ("TSPPSO") is a pension enhancement benefit that was provided to a select group of employees whose stock option grants were reduced beginning in 2003. The plan increases pensionable earnings for these employees by approximately 10-15%. Benefits under the TSPPSO also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

The TSPPSO is no longer open to new entrants. Based on Ms. Duffy's position in 2003, she is the only NEO who is eligible to participate in the plan.

TEXTRON 2018 PROXY STATEMENT 40

## NONQUALIFIED DEFERRED COMPENSATION

The table below shows the deferred compensation activity for each NEO during 2017 under nonqualified deferred compensation plans maintained by Textron.

**Nonqualified Deferred Compensation**

| Name | Plan Name | Registrant Contributions in Last FY ($)(1) | Aggregate Earnings in Last FY ($)(2) | Aggregate Withdrawals/ Distributions ($) | Aggregate Balance at Last FYE ($)(3) |
|---|---|---|---|---|---|
| Scott C. Donnelly | Spillover Savings Plan | 46,058 | 95,059 | 0 | 709,711 |
| Frank T. Connor | Spillover Savings Plan | 36,019 | 53,814 | 0 | 411,722 |
| E. Robert Lupone | Spillover Savings Plan | 61,921 | 30,528 | 0 | 385,934 |
| Julie G. Duffy | Deferred Income Plan | 0 | 1,127 | 0 | 19,270 |
| | Spillover Savings Plan | 6,661 | 3,414 | 0 | 30,499 |
| | | Total | 4,541 | Total | 49,769 |
| Cheryl H. Johnson | Deferred Income Plan | 0 | 2,612 | 0 | 65,247 |
| | Spillover Savings Plan | 0 | 4,352 | 0 | 30,382 |
| | | Total | 6,964 | 0 Total | 95,629 |

(1) The amounts shown in this column include contributions made by Textron into each executive's notional deferred income account in the Textron Spillover Savings Plan (the "SSP") in 2017. There are two types of Company contributions made under the SSP. First, if a participant contributes at least 10% of eligible compensation to the tax-qualified Textron Savings Plan ("TSP"), then the participant's stock unit account within the SSP is credited with a match equal to 5% of eligible compensation reduced by the matching contribution under the TSP. Second, for Mr. Lupone and other employees hired after 2009 who are not eligible for a defined benefit pension plan, the Company credits the interest-bearing Moody's account within the SSP with an amount equal to 4% of eligible compensation reduced by the contribution that was made by the Company under the TSP. These amounts are also reported in the "All Other Compensation" column in the Summary Compensation table on page 34.

(2) The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants' accounts under the SSP and the DIP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term applicable federal rate, such earnings are considered "above-market earnings". The amount of above-market earnings in the DIP was $608 for Ms. Duffy and $596 for Ms. Johnson. These earnings are also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table.

(3) Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements: Mr. Donnelly $323,412, Mr. Connor $203,114, Mr. Lupone $247,819 and Ms. Johnson $23,375. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

A brief description of the Company's deferred compensation plans referenced above follows:

### DIP: DEFERRED INCOME PLAN FOR TEXTRON EXECUTIVES

NEOs deferring compensation into the Deferred Income Plan for Textron Executives ("DIP") have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after their employment ends. NEOs can defer up to 80% of their base salary and certain other cash compensation including annual incentive compensation and long-term incentive distributions settled in cash. The "principal" amount that is deferred can be credited with either a Moody's-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rate applicable to the Moody's account is the average Moody's Corporate Bond Yield Index as published by Moody's Investors Service, Inc. The compounded Moody's yield for 2017 was 3.79%, which was applied to all deferrals made subsequent to December 31, 2001.

### SSP: TEXTRON SPILLOVER SAVINGS PLAN

The Textron Spillover Savings Plan (the "SSP") makes up for forgone Company matches into the tax-qualified Textron Savings Plan because of federal compensation limits, as a result of deferring income under the DIP, and for employees hired or rehired after 2009 who are not eligible for a defined benefit pension plan. NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the Internal Revenue Code limit ($270,000 in 2017). The contribution amount for employees hired or rehired after 2009 is based on 4% of eligible compensation. Contributions under the SSP are tracked in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents and which are reinvested into stock units. NEOs are not permitted to make contributions to the SSP.

41 TEXTRON 2018 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL 7KH GLVFXVVLRQ DQG WDEOHV EHORZ UHÀHFW WKH DPRXQW RI FRPSHQVDWLRQ WKDW ZRXOG EHFRPH SD\DEOH WR HDFK RI WKH 1(2V (RWKHU than Ms. Johnson) under existing plans and arrangements if the named executive’s employment had terminated and/or a change LQ FRQWURO KDG RFFXUUHG RQ 'HFHPEHU 29, 2017, WKH ODVW EXVLQHVV GD\ RI 7H[WURQ¶V 2017 ¿VFDO \HDU ,QIRUPDWLRQ LV SURYLGHG ZLWK respect to the following termination scenarios—voluntary, “for cause”, death or disability, “not for cause” or “good reason”, change in control—and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. In addition, in connection with any future actual termination of employment, the Company may determine to enter into an DJUHHPHQW RU WR HVWDEOLVK DQ DUUDQJHPHQW SURYLGLQJ DGGLWLRQDO EHQH¿WV RU DPRXQWV RU DOWHULQJ WKH WHUPV RI EHQH¿WV GHVFULEHG below, as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to WKH QXPEHU RI IDFWRUV WKDW DIIHFW WKH QDWXUH DQG DPRXQW RI DQ\ EHQH¿WV SURYLGHG XSRQ WKH HYHQWV GLVFXVVHG EHORZ, DQ\ DFWXDO amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age. PAYMENTS MADE UPON A VOLUNTARY TERMINATION BY AN EXECUTIVE Voluntary termination occurs when the NEO leaves the Company at his or her own will (e.g., voluntary resignation or retirement). Upon a voluntary termination executives are entitled only to their vested or accrued obligations. Additionally, because Ms. Duffy is retirement eligible under the terms of grants made prior to 2014 (at least 20 years of service to Textron) as of December 30, 2017, XSRQ KHU YROXQWDU\ WHUPLQDWLRQ, KHU 568V LVVXHG SULRU WR 2014 ZRXOG DFFHOHUDWH DQG YHVW SUR-UDWD PAYMENTS MADE UPON A TERMINATION “FOR CAUSE” BY THE COMPANY A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities including, but not limited to: (i) conviction of, or pleading nolo contendere RU JXLOW\ WR, D IHORQ\ (RWKHU WKDQ D WUDI¿F LQIUDFWLRQ RU D FULPH LQYROYLQJ vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach RI WKH 1(2¶V ¿GXFLDU\ GXWLHV, LQ HDFK FDVH, WKDW UHVXOWV LQ PDWHULDO KDUP WR 7H[WURQ, RU (LY) ZLOOIXO IDLOXUH WR DWWHPSW WR SHUIRUP KLV RU her duties or willful failure to attempt to follow the legal written direction of the Board. Upon a termination “for cause,” each of the NEOs would be entitled only to their vested or accrued obligations. PAYMENTS MADE UPON A TERMINATION IN CONNECTION WITH DEATH OR DISABILITY Upon a termination in connection with death or disability, each of the NEOs would be entitled to their vested or accrued obligations as well as the following: • 568V LVVXHG SULRU WR 2014 ZRXOG DFFHOHUDWH DQG YHVW SUR-UDWD, DQG 568V LVVXHG LQ 2014 RU ODWHU ZRXOG YHVW LQ IXOO XSRQ WKH occurrence of the event. • 368V ZRXOG DFFHOHUDWH DQG YHVW SUR-UDWD • ,Q WKH HYHQW RI GLVDELOLW\, RSWLRQV ZRXOG UHPDLQ H[HUFLVDEOH XQWLO WKH RULJLQDO H[SLUDWLRQ GDWH; LQ WKH HYHQW RI GHDWK, WKH\ UHPDLQ exercisable until the earlier of the remaining term of the option or 12 months after the date of death. Unvested stock options LVVXHG LQ 2014 RU ODWHU ZRXOG YHVW LQ IXOO; RSWLRQV ZRXOG EH H[HUFLVDEOH XQWLO WKH HDUOLHU RI ¿YH \HDUV DIWHU GLVDELOLW\/GHDWK RU WKH remaining term of the option. • )XOO YHVWLQJ RI EHQH¿WV XQGHU WKH 7H[WURQ 6DYLQJV 3ODQ, 663, ',3 DQG 5HWLUHPHQW $FFRXQW 3ODQ PAYMENTS MADE UPON A “NOT FOR CAUSE” TERMINATION BY THE COMPANY OR BY AN EXECUTIVE FOR “GOOD REASON” Mr. Donnelly A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good 5HDVRQ ´ 0U 'RQQHOO\¶V OHWWHU DJUHHPHQW ZLWK WKH &RPSDQ\ SURYLGHV FHUWDLQ VHYHUDQFH EHQH¿WV LQ WKH HYHQW RI D ³QRW IRU FDXVH´ or “Good Reason” termination. “Good Reason” means the occurrence of one or more of the following: (i) the assignment to Mr. Donnelly of duties that are materially inconsistent with his position, (ii) the material reduction of Mr. Donnelly’s position, 42 TEXTRON 2018 PROXY STATEMENT

(iii) the forced relocation of Mr. Donnelly's principal office, (iv) a reduction in Mr. Donnelly's salary or other benefits, (v) the failure of the Company to deliver to Mr. Donnelly a satisfactory written agreement from any successor to the Company to assume and agree to perform under the letter agreement, or (vi) other material breach by Textron of the letter agreement. Upon a termination "not for cause," or for "Good Reason," Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

- Cash Severance Benefit Comprised of:
  - Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) the average annual cash incentive compensation earned during the last three fiscal years, paid in monthly installments over two years
  - A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination, paid in a lump sum in the year following termination
- Treatment of Long-Term Incentive Awards:
  - Unvested stock options would be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination
  - PSUs would vest pro-rata
- Benefits under Retirement Plans:
  - Credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)
  - A lump sum payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates
- Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for two years under the Company's term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans

### OTHER NEOS

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) the executive's annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan.

### PAYMENTS MADE UPON A TERMINATION IN CONNECTION WITH A "CHANGE IN CONTROL"

**Mr. Donnelly**

A "change in control" termination would occur if Mr. Donnelly experiences a "not for cause" termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. Mr. Donnelly's letter agreement with the Company provides certain severance benefits in the event of a "change in control" termination. For purposes of Mr. Donnelly's letter agreement, a "change in control" means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron's then outstanding voting stock, (ii) a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which Textron's voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron's assets or a plan of complete liquidation. Upon a termination in connection with a "change in control," Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

- Cash Severance Benefit, Payable in a Lump Sum, Comprised of:
  - Three times base salary
  - Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation
  - Three times the greater of (i) the average annual cash incentive compensation over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation

43 TEXTRON 2018 PROXY STATEMENT

- Treatment of Long-Term Incentive Awards:
  - Outstanding unvested stock options, PSUs and RSUs would be subject to immediate and full vesting acceleration as of the change in control
  - PSUs granted in 2016 and 2017 will be paid based on actual performance through the change in control and based on target performance after the change in control
- Benefits under Retirement Plans:
  - Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)
  - Full vesting acceleration under the Spillover Savings Plan
  - A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates
- Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for three years under the Company's term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans
- Additional Perquisites: Outplacement assistance for up to one year following termination
- Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive's excise taxes, if any, determined in accordance with Sections 4999 and 280G of the Internal Revenue Code

### OTHER NEOS

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay and severance benefits in the event of an involuntary termination or termination for "good reason" by the executive following a change of control only if the executive signs a release provided in and required by the plan document. The severance pay, payable in a lump sum, is equal to the sum of: (i) the executive's annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan. In addition, medical and dental benefits would be provided by Textron to the executive and to his or her dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits would be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer's plan or Medicare).

Under the Severance Plan for Textron Key Executives, "change of control" means the occurrence of any of the following events: (i) any person unrelated to Textron (a) becomes (other than by acquisition from Textron) the beneficial owner of more than 50% of Textron's then outstanding voting stock, (b) acquires more than 30% of Textron's then outstanding voting stock, or (c) acquires all or substantially all of the total gross fair market value of all of the assets of Textron, (ii) a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iii) during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

In addition, in the event of a not for cause or good reason termination in connection with a change of control, the other NEOs would receive (i) full vesting acceleration under the SPP, SSP and TSP and (ii) full vesting of long-term incentive awards which would be payable in the same manner described above for Mr. Donnelly.

The following tables show additional or accelerated payments which would be payable to our NEOs under existing agreements, plans or other arrangements, for various scenarios triggered by a termination of employment, assuming the termination date to be December 29, 2017, and, where applicable, using the closing price of our common stock of $56.59 (as reported on the New York Stock Exchange on December 29, 2017, the last trading day of our fiscal year).

TEXTRON 2018 PROXY STATEMENT 44

### Scott C. Donnelly

| | Voluntary | Disability | Death | For Cause | Not For Cause | Change in Control (1) |
|---|---|---|---|---|---|---|
| Annual Incentive / Severance | $0 | $ 0 | $ 0 | $0 | $ 6,000,000 | $ 9,000,000 |
| RSU settled in stock (2) | 0 | 15,303,351 | 15,303,351 | 0 | 0 | 15,359,035 |
| Stock Options (2) | 0 | 5,849,321 | 5,849,321 | 0 | 5,336,147 | 5,849,321 |
| Cash settlement of PSUs (2) | 0 | 5,486,910 | 5,486,910 | 0 | 5,486,910 | 10,331,587 |
| Pension benefit (3) | 0 | 5,548,499 | 902,229 | 0 | 9,447,604 | 10,134,206 |
| Other benefits (4) | 0 | 0 | 0 | 0 | 142,029 | 383,044 |
| **Amount Triggered due to Termination** | **$0** | **$32,188,081** | **$27,541,811** | **$0** | **$26,412,690** | **$51,057,193** |

### Frank T. Connor

| | Voluntary | Disability | Death | For Cause | Not For Cause | Change in Control (1) |
|---|---|---|---|---|---|---|
| Annual Incentive / Severance | $0 | $ 0 | $ 0 | $0 | $1,856,333 | $ 1,856,333 |
| RSU settled in stock (2) | 0 | 4,414,529 | 4,414,529 | 0 | 0 | 4,430,997 |
| Stock Options (2) | 0 | 1,682,854 | 1,682,854 | 0 | 0 | 1,682,854 |
| Cash settlement of PSUs (2) | 0 | 1,575,333 | 1,575,333 | 0 | 0 | 2,961,508 |
| Pension benefit | 0 | 0 | 0 | 0 | 0 | 0 |
| Other benefits (4) | 0 | 0 | 0 | 0 | 0 | 19,018 |
| **Amount Triggered due to Termination** | **$0** | **$7,672,716** | **$7,672,716** | **$0** | **$1,856,333** | **$10,950,710** |

### E. Robert Lupone

| | Voluntary | Disability | Death | For Cause | Not For Cause | Change in Control (1) |
|---|---|---|---|---|---|---|
| Annual Incentive / Severance | $0 | $ 0 | $ 0 | $0 | $1,297,333 | $1,297,333 |
| RSU settled in stock (2) | 0 | 2,029,600 | 2,029,600 | 0 | 0 | 2,037,523 |
| Stock Options (2) | 0 | 761,417 | 761,417 | 0 | 0 | 761,417 |
| Cash settlement of PSUs (2) | 0 | 710,706 | 710,706 | 0 | 0 | 1,334,246 |
| Pension benefit | 0 | 0 | 0 | 0 | 0 | 0 |
| Other benefits (4) | 0 | 0 | 0 | 0 | 0 | 12,524 |
| **Amount Triggered due to Termination** | **$0** | **$3,501,723** | **$3,501,723** | **$0** | **$1,297,333** | **$5,443,043** |

### Julie G. Duffy

| | Voluntary | Disability | Death | For Cause | Not For Cause | Change in Control (1) |
|---|---|---|---|---|---|---|
| Annual Incentive / Severance | $ 0 | $ 0 | $ 0 | $0 | $760,000 | $ 760,000 |
| RSU settled in stock (2) | 50,818 | 450,513 | 450,513 | 0 | 50,818 | 452,211 |
| Stock Options (2) | 0 | 170,530 | 170,530 | 0 | 0 | 170,530 |
| Cash settlement of PSUs (2) | 0 | 159,730 | 159,730 | 0 | 0 | 299,216 |
| Pension benefit | 0 | 0 | 0 | 0 | 0 | 0 |
| Other benefits (4) | 0 | 0 | 0 | 0 | 0 | 19,018 |
| **Amount Triggered due to Termination** | **$50,818** | **$780,773** | **$780,773** | **$0** | **$810,818** | **$1,700,975** |

(1) Amounts reported in the "Change in Control" column for RSUs, stock options and PSUs granted prior to 2014 are paid upon a Change in Control, and all other amounts in the "Change in Control" column are paid only upon a "not for cause" or "good reason" termination in connection with a Change in Control.

(2) Amounts reported for RSUs, stock options and PSUs reflect accelerated and/or prorated vesting triggered by termination event under each scenario, respectively. PSU amounts have been calculated assuming that the 2016-2018 PSU cycle will be paid at 83.0% of target and the 2017-2019 PSU cycle will be paid at 82.9% of target. These figures are based on actual Company performance against goals for 2016 and 2017, and target Company performance against goals for 2018 and 2019. In addition, the figures assume median total shareholder return performance over each 3-year PSU cycle.

(3) Potential pension benefits have been calculated assuming a discount rate of 3.75%.

(4) Includes (i) for Mr. Donnelly, under the "Not for Cause" scenario, $12,114 in continuation of insurance coverage and $129,915 in additional benefits under retirement plans, and, under the "Change in Control" scenario, $18,171 in continuation of insurance coverage, $194,873 in additional benefits under retirement plans and outplacement assistance valued at $170,000, (ii) for Mr. Connor and Ms. Duffy, continuation of health benefits valued at $19,018 and (iii) for Mr. Lupone, continuation of health benefits valued at $12,524.

45 TEXTRON 2018 PROXY STATEMENT

### NAMED EXECUTIVE OFFICER WHO TERMINATED EMPLOYMENT DURING 2017

For Cheryl H. Johnson who was retirement eligible at the time that she voluntarily terminated her employment with the Company during 2017, the following table shows payments made or expected to be made to her under existing agreements and plans, in addition to amounts disclosed in the Summary Compensation Table on page 34.

| Type of Compensation | |
|---|---|
| Annual Incentive / Severance | $ 0 |
| RSUs settled in stock (1) | 1,046,489 |
| Stock Options (1)(2) | 419,632 |
| Cash settlement of PSUs (1)(3) | 738,952 |
| Pension benefit | 1,636,986 |
| Other benefits (4) | 97,593 |
| Amount Triggered due to Termination | $3,939,652 |

(1) Amounts reported for RSUs, stock options and PSUs reflect accelerated and/or prorated vesting (in the case of RSUs issued prior to 2014) and continued vesting triggered by Ms. Johnson's termination of employment.
(2) Amounts reflect the intrinsic value of outstanding unvested options at the end of the fiscal year. Ms. Johnson's unvested stock options will continue to vest per their respective vesting schedules.
(3) PSU amounts have been calculated assuming that the 2016-2018 PSU cycle will be paid at 83.0% of target and the 2017-2019 PSU cycle will be paid at 82.9% of target. These figures are based on actual Company performance against goals for 2016 and 2017, and target Company performance against goals for 2018 and 2019. In addition, the figures assume median total shareholder return performance over each 3-year PSU cycle.
(4) Includes a $65,466 distribution from Ms. Johnson's previously vested DIP and a $32,127 distribution from Ms. Johnson's previously vested SSP.

## PAY RATIO

We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Securities and Exchange Commission ("SEC") rules to provide the ratio of the annual total compensation of Mr. Donnelly, our Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees.

Textron and its consolidated subsidiaries together have approximately 37,000 employees located throughout the world, with approximately 74% in the U.S., 15% in Europe, 6% in Canada and Mexico combined, 4% in Asia and 1% elsewhere. To identify the employee with compensation at the median of all employees for our 2017 fiscal year, we used "annual rate", as reflected in our enterprise-wide human resources information system, as of October 1, 2017, for all of our employees, including part time, temporary and seasonal employees. The annual rate for salaried employees reflects base salary paid on an annual basis. For hourly employees, the annual rate is arrived at using their hourly rate and standard work hours. We did not make any cost-of-living adjustments despite the large variety of labor markets in which our employees work, nor did we make any adjustments to account for the variety of compensation arrangements used to pay employees in varying roles (e.g., we did not include overtime, commissions, bonuses or other types of non-fixed compensation).

Using this methodology, we determined that the "median employee" was a full-time, hourly employee located in the U.S. with total compensation for the 2017 fiscal year in the amount of $90,025. "Annual total compensation" of the median employee includes regular and overtime earnings, any applicable annual bonus payment, Company contributions to a 401(k) plan on behalf of the employee, and the Company-paid portion of health and welfare benefits.

"Annual total compensation" for Mr. Donnelly for the 2017 fiscal year was $14,845,764, which is a $20,434 increase over the amount reflected in the Total column in the Summary Compensation Table above. The increase reflects the inclusion of Mr. Donnelly's health and welfare benefits which are excluded from the Summary Compensation Table amounts under SEC rules. Based upon this information, for 2017 the ratio of the annual total compensation of Mr. Donnelly to the annual total compensation of the median employee was 165 to 1.

TEXTRON 2018 PROXY STATEMENT 46

## EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of the end of Textron's 2017 fiscal year, for all Textron compensation plans previously approved by shareholders. There are no compensation plans not previously approved by shareholders.

| | Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) | Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) | Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) |
|---|---|---|---|
| Equity compensation plans approved by shareholders | 9,912,173 (1) | $37.02 (2) | 13,571,348 (3) |
| Equity compensation plans not approved by shareholders | N/A | N/A | N/A |
| Total | 9,912,173 | $37.02 | 13,571,348 |

(1) Includes 668,093 unvested shares that may be issued under previously granted RSUs.
(2) This value reflects the weighted average exercise price of outstanding stock options only.
(3) Consists of shares remaining available for issuance under the Textron Inc. 2015 Long-Term Incentive Plan that may be issued pursuant to stock options, stock appreciation rights, performance stock, restricted stock, RSUs and other awards, provided that no more than 3,892,622 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

## EVALUATION OF RISK IN COMPENSATION PLANS

In addition to the Company's incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company's business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron's management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

47 TEXTRON 2018 PROXY STATEMENT

## TRANSACTIONS WITH RELATED PERSONS

Except as described below, since the beginning of Textron's 2017 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Both Mr. Donnelly and Mr. Connor are licensed pilots who each own a Citation business jet which they use for both personal and business purposes. Each executive holds their aircraft through a limited liability company ("LLC") which has entered into an Amended and Restated Hangar License and Services Agreement with the Company related to the sublease by the respective LLCs of a portion of the Company's leased hangar space and the provision of other services.

These Amended and Restated Hangar License and Services Agreements each provide that the Company will provide certain aircraft maintenance and other services, including pilot services, for the executives' personal aircraft. Each of Mr. Donnelly and Mr. Connor pays $1,500 per month rent for the hangar space used by his aircraft. The Company pays the difference in cost for the portion of hangar space utilized by the executives' aircraft above this $1,500 per month payment which amount is included in "All Other Compensation" in the Summary Compensation Table on page 34. Fees for maintenance, pilot services and all other services are set at market rates, and the executives' LLCs fully reimburse the Company at such market rates. Pursuant to the Hangar Agreements, the Company permits the executives' LLCs to purchase fuel from the Company's bulk fuel storage facility at the discounted bulk rate paid by the Company, and the Company's Aviation Department facilitates the executives' personal flights and performs various administrative duties in connection with these aircraft. Both Amended and Restated Hangar License and Services Agreements have been approved by the Nominating and Corporate Governance Committee. During our 2017 fiscal year, Mr. Connor's LLC and Mr. Donnelly's LLC paid total costs to Textron under these agreements of $54,420 and $50,169, respectively. Also, Mr. Donnelly's LLC and Mr. Connor's LLC each engaged Textron Aviation's service centers to perform certain maintenance work on their aircraft during 2017 for which they paid an arms' length price of $68,941 and $33,656, respectively.

In addition, the Nominating and Corporate Governance Committee has approved Mr. Donnelly's and Mr. Connor's use of their personal aircraft for business travel and has adopted a revised policy which sets forth regulatory, safety, insurance and other requirements applicable to use of personal aircraft by these executives for business purposes. The policy provides for reimbursement of only direct operating expenses to the executives, subject to a cap of $150,000 annually. During our 2017 fiscal year, direct operating expenses for business flights on the executives' personal aircraft totaled $42,779 for Mr. Donnelly and $1,434 for Mr. Connor.

Under Textron's Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as "Interested Transactions with Related Parties" under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company's last fiscal year exceeds or is expected to exceed $100,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

TEXTRON 2018 PROXY STATEMENT 48

# ADVISORY VOTE TO APPROVE TEXTRON'S EXECUTIVE COMPENSATION

The Board has adopted a policy providing for an annual "say-on-pay" advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, we are providing our shareholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee (the "Committee") and the Board will carefully consider the outcome of the vote when making future compensation decisions.

Textron's compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives' compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. For a full discussion of our executive compensation programs and 2017 compensation decisions made by the Committee, see "Compensation Discussion and Analysis" beginning on page 20.

Textron's Board of Directors believes that the Company's executive compensation program is working to align management's interests with those of our shareholders to support long-term value creation. Accordingly, Textron shareholders are being asked to vote "FOR" the following advisory resolution at the annual meeting:

"RESOLVED, that the shareholders approve, on an advisory basis, the Company's compensation of its named executive officers, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure."

Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2019 Annual Meeting of Shareholders.

**The Board of Directors recommends a vote "FOR" the resolution approving the Company's executive compensation (Item 2 on the proxy card).**

49 TEXTRON 2018 PROXY STATEMENT

# RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Textron's financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for 2018. Ernst & Young LLP or its predecessors have served as the independent registered public accounting firm for the Company for over twenty years. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee and the Board believe that the appointment of the firm of Ernst & Young LLP to audit Textron's consolidated financial statements for 2018 is in the best interests of the Company and its shareholders and propose and recommend that the shareholders ratify the Audit Committee's appointment of Ernst & Young LLP as independent registered public accounting firm for 2018.

Although ratification is not required by our By-Laws or otherwise, the Audit Committee is submitting the selection of Ernst & Young LLP to shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

## FEES TO INDEPENDENT AUDITORS

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron's annual financial statements, the reviews of the financial statements in Textron's Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2016 and 2017 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP in 2016 and 2017.

| | 2016 | 2017 |
|---|---|---|
| | ($ in thousands) | |
| Audit Fees | $8,844 | $ 9,434 |
| Audit-Related Fees (1) | 713 | 1,475 |
| Tax Fees (2) | 112 | 66 |
| All Other Fees | 0 | 0 |
| **Total Fees** | **$9,669** | **$10,975** |

(1) Audit-related fees include fees for employee benefit plan audits, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.
(2) Tax fees include fees for tax services relating to consultations and compliance.

Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

All audit-related services, tax services and other services for 2017 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission's rules on auditor independence.

**The Board of Directors recommends a vote "FOR" ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 3 on the proxy card).**

TEXTRON 2018 PROXY STATEMENT 50

# SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER ACTION BY WRITTEN CONSENT

Mr. Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of at least 500 shares of our common stock, has given notice of his designation of John Chevedden as his proxy to introduce the following resolution at the annual meeting. The shareholder proposal and supporting statement appear as received by us. Following the shareholder proposal is our response.

**Proposal 4—Right to Act by Written Consent**

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Our Company now requires 25% of shares to call a special meeting—a higher level than the 10% of shares permitted by Delaware law. Scores of Fortune 500 companies provide for both shareholder rights—to act by written consent and to call a special meeting. Our higher 25% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent. (The fact that our Lead Director cannot call a special meeting may be a red flag that our Board does not believe in the role of a strong Lead Director.)

Shareholder written consent and shareholder-called special meetings can be 2 means to elect directors with better qualifications than current directors after 2018. Our Board may have a refreshment problem with four directors having tenure beyond 16-years:

| | |
|---|---|
| Paul Gagné | 22-years |
| Lawrence Fish | 18-years |
| Charles Powell | 16-years |
| Kathleen Bader | 16-years |

Plus, Paul Gagné had previous directorships tainted by bankruptcies and nonetheless is on the audit and executive pay committees. Mr. Fish has a previous directorship tainted by a bankruptcy and nonetheless is on the nomination and executive pay committees. Mr. Powell is also on our nomination committee. Ms. Bader is also the Board's Lead Director, an important role which demands greater independence. Long tenure can challenge the independence of any director no matter how qualified. And 3 directors were beyond age 74.

Please vote to increase our options to ensure the best qualified directors:

**Right to Act by Written Consent—Proposal 4**

**Our Response to the Shareholder Proposal**

**The Board of Directors recommends a vote AGAINST this shareholder proposal.**

The Board has carefully considered the shareholder proposal and the rejection by Textron's shareholders of a substantially similar proposal submitted by the same proponent at the 2014 Annual Meeting of Shareholders. As in 2014, the Board believes that the proposal is contrary to the best interests of Textron and its shareholders. Moreover, it is unnecessary in light of the existing ability of Textron's shareholders to call special meetings of shareholders and our shareholders' right to proxy access. For the reasons discussed below, the Board recommends that shareholders vote AGAINST the proposal.

The Board believes that Textron's current governance processes, whereby corporate actions proposed by shareholders are considered and voted on at an annual or special meeting of the shareholders of which all shareholders are notified, provide definitive protections and benefits to our shareholders that are absent in the written consent process called for by this proposal.

51 TEXTRON 2018 PROXY STATEMENT

Textron's Restated Certificate of Incorporation specifically prohibits shareholder action by less than unanimous written consent. This is to ensure that all shareholders are informed of critical matters affecting the Company and of the Board's views before shareholder action is requested and taken, avoiding abusive situations that can arise when shareholders can act by written consent, such as short-term shareholders acting without notice and without opportunity for all shareholders to consider a proposed action.

Textron's Amended and Restated By-Laws contain substantial safeguards to protect the interests of shareholders by requiring that shareholders proposing business for a shareholder vote either submit their proposals for consideration at the annual meeting pursuant to the SEC's shareholder proposal process or provide advance notice to the Company of any proposed director nomination or proposed business. If a proposal or nomination is not included in Textron's proxy statement, the advance notice by-law requires shareholders to provide certain information about themselves, any nominee and the proposed business, including a description of the proposed business, the reason for conducting the business at the meeting and disclosure of any material interest of the proponent in such proposed business. Under this process, the Company is able to make certain that all shareholders are made aware of the matters that are to be considered at a meeting of shareholders, and the Board is able to present an analysis of such proposals and its recommendations to the Company's shareholders. Moreover, when proposals or nominations are considered at a meeting of shareholders, shareholders are assured of having an appropriate time to consider such matters, engage in dialogue with the Company and other shareholders and to vote for or against the matter.

In contrast, authorizing shareholder action by written consent, as requested by the proposal, would enable a small group of shareholders to accumulate Textron shares for only a short time and use the consent procedure to take action without the procedural safeguards attendant to a shareholders' meeting, including without notice to other shareholders and without affording all shareholders the right to vote on the matter. Without these procedural safeguards, action by written consent may be used to force wholesale amendments to the Company's By-Laws or to effect other significant corporate actions without advance notice to, or participation by, all shareholders. Shareholder action by written consent as contemplated by the proposal would eliminate the benefits of advance notice about the proponent or the proposal and would eliminate the benefit of hearing the views of other shareholders or of the Board. Therefore, allowing action by written consent can result in a majority of shareholders not being informed about the proposed action until after the action has already been taken, thereby disenfranchising those shareholders who do not have the opportunity to be informed or to participate. This could result in the taking of an action that otherwise would not have been taken if all of our shareholders were afforded the opportunity to discuss and vote on the matter. As a result, this proposal could have adverse consequences to our shareholders and the Company.

Shareholder action by written consent as requested by the proposal also has the potential to create substantial confusion among our shareholders. Multiple groups of shareholders would be able to solicit written consents at any time and as often as they choose on matters of special interest to them. There also is the possibility that consent solicitations may conflict with one another or be duplicative, be disruptive to the Company's operations and cause the Company to incur substantial expense.

Moreover, in addition to the protections and safeguards provided by our current governance processes, our by-laws provide our shareholders with additional rights that make adoption of this proposal unnecessary. Those rights include the right to proxy access, implemented by the Board in 2016, which allows eligible shareholders to include their own director nominees in the Company's proxy materials for consideration at our annual meeting. In addition, under our By-Laws, shareholders who hold twenty-five percent of our outstanding shares have the right to call special meetings of shareholders if the need arises for shareholders to consider and vote on matters between annual meetings. Our By-Laws impose notice and other requirements to exercise the right to proxy access, and on the special meeting process to guard against the exertion of inappropriate influence by shareholders with special interests that may be inconsistent with the long-term best interests of Textron and our shareholders in general.

The Board believes our existing by-law provisions allowing shareholders proxy access and the right to call special meetings strike the right balance between the rights of shareholders to have a voice in driving the Company's governance, on the one hand, and protecting against abusive actions that may disrupt the effective management of the Company and be detrimental to shareholder interests, on the other. In contrast, adopting this proposal and giving shareholders the ability to act by written consent would allow any shareholder, regardless of ownership interest, to initiate a potentially unlimited number of consent solicitations on any topic at any time which could enable a single shareholder to advance its own special interests to the detriment of the majority of shareholders. The Board believes that the potential for abuse and disenfranchisement of minority shareholders and other adverse consequences associated with the right to act by less than unanimous written consent outweighs any potential benefits to our shareholders from this proposal.

**Accordingly, the Board of Directors recommends a vote AGAINST this proposal (Item 4 on the proxy card).**

TEXTRON 2018 PROXY STATEMENT 52

# SHAREHOLDER PROPOSAL REGARDING DIRECTOR TENURE LIMIT

Mr. William Steiner with an address c/o Komlossy Law, PA, 4700 Sheridan St. Suite J, Hollywood, FL 33021, owner of at least 500 shares of our common stock, has given notice of his designation of John Chevedden as his proxy to introduce the following resolution at the annual meeting. The shareholder proposal and supporting statement appear as received by us. Following the shareholder proposal is our response.

**Proposal 5—Director Tenure Limit**

Shareholders request our Board of Directors to adopt as policy a 15-year tenure limit for service on the Board of Directors. The Board of Directors would have discretion to determine the details of the definition of the 15-year limit (with accompanying justification) such as allowing up to 15-years and 364 days service. This would include a provision that management would have the discretion to implement an orderly transition to this requirement should there be a temporary deviation in meeting this requirement.

Long-tenure can impair the independence of a director no matter how well qualified. And independence is an all-important qualification for a Director. A director who lacks independence cannot protect the interest of shareholders. At Textron, the following directors had excessive tenure:

| | |
|---|---|
| Paul Gagné | 22-years |
| Lawrence Fish | 18-years |
| Charles Powell | 16-years |
| Kathleen Bader | 16-years |

Please vote to enhance the independence of our directors:

**Director Tenure Limit – Proposal 5**

**Our Response to the Shareholder Proposal**

**The Board of Directors recommends a vote AGAINST this shareholder proposal.**

The Board has carefully considered this shareholder proposal and believes that the proposal is contrary to the best interests of Textron and its shareholders. The Board believes that term limits are not appropriate because they could prevent qualified, experienced and effective directors from serving on the Board. In addition, the Board believes that term limits are unnecessary due to the Board's robust nomination process, recent board succession actions, emphasis on director independence, and other corporate governance practices.

To assess the composition of the Board and the future requirements for Board members, the Nominating and Corporate Governance Committee annually reviews the results of the self-evaluation conducted by the Board and each of its three committees, the Company's business strategy and the skills, qualifications, and experience needed on the Board to support that strategy, and the mix of skills, qualifications, and experience of our existing directors. With two recent retirements (Lord Powell and Mr. Hancock) and one upcoming retirement (Mr. Evans) due to our Board's mandatory retirement age, our Board has engaged in a careful and thorough board refreshment process over the past two years which resulted in the addition of three exceptional new members to our Board. Ms. Zuber, Mr. Heath and Ms. James each bring to our Board a variety of backgrounds, skills and experience that will help support our Company and our Board. The Board believes that its robust Board succession, evaluation, and nomination process is superior to the imposition of inflexible Board qualification criteria such as term limits.

53 TEXTRON 2018 PROXY STATEMENT

The Board believes that it benefits from the knowledge and insight concerning the Company's operations, industry and long-term strategies that experienced directors bring, and believes that it is inappropriate to limit service by a particular individual on the basis of tenure alone. Instead, the balance of longer and shorter tenures on our Board combines the benefit of fresh outlooks and new perspectives with deep experience specific to our Company and its various business activities.

With regard to the independence of our directors, the Company's Corporate Governance Guidelines and Policies require that a substantial majority of our directors meet stringent independence standards which comply with New York Stock Exchange listing standards. The Board annually reviews and determines the independence of each Director and no Director qualifies as "independent" unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). All of our directors, other than Mr. Donnelly, are independent under these stringent standards.

For the foregoing reasons, the Board believes that the arbitrary term limit contemplated by this proposal is unnecessary and counterproductive to our Board's approach to identifying, recruiting and retaining qualified, experienced and effective directors who contribute to the diversity of background, skills and experiences represented on the Board and who work hard to support shareholder value.

**Accordingly, the Board of Directors recommends a vote AGAINST this proposal (Item 5 on the proxy card).**

TEXTRON 2018 PROXY STATEMENT 54

# OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

# SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2019 ANNUAL MEETING

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, Attention: Executive Vice President, General Counsel and Secretary, on or before November 7, 2018.

Our shareholders have proxy access, which allows a shareholder or group of up to 20 shareholders owning in the aggregate 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in Textron's Amended and Restated By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company's proxy statement for the 2019 annual meeting, we must receive proper written notice of the nomination not less than 120 or more than 150 days before the anniversary date that the definitive proxy statement was first released to shareholders in connection with the immediately preceding annual meeting, or between the close of business on October 7, 2018 and the close of business on November 7, 2018 for the 2019 annual meeting, and the nomination must otherwise comply with our By-Laws. If the annual meeting is called for a date that is more than 30 days before or after the anniversary date, then the notice must be received no later than the close of business on the 120th day prior to such meeting and no earlier than the close of business on the 150th day prior to such meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later.

If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron's By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders or, between November 26, 2018 and the close of business on January 25, 2019, for the 2019 annual meeting (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later). The notice must include the information required by our By-Laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron's proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

55 TEXTRON 2018 PROXY STATEMENT

# DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's proxy statement and annual report, or a Notice of Internet Availability (a "Notice"), as applicable, to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or a Notice, as applicable, to a shareholder at a shared address to which a single copy was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report or a Notice, now or in the future, should submit their request to the Company by telephone at (401) 457-2288 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,



E. Robert Lupone
*Executive Vice President, General Counsel and Secretary*

March 7, 2018

**YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE OR, IF YOU RECEIVED PRINTED PROXY MATERIALS, FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.**

TEXTRON 2018 PROXY STATEMENT 56

40 Westminster Street Providence, RI 02903 (401) 421-2800 www.textron.com © 2018 TEXTRON INC.

TEXTRON INC.
40 WESTMINSTER STREET
PROVIDENCE, RI 02903

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand, and follow the instructions to cast your vote.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**SAVING PLAN SHARES**
Voting instructions for shares in the Textron savings plans, whether voted by Internet, phone or mail, must be received by 11:59 P.M. Eastern Time on April 22, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37730-P01183-Z71648 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**TEXTRON INC.**

**The Board of Directors recommends you vote "FOR" the following nominees:**

| 1. Election of Directors | For | Against | Abstain |
|---|---|---|---|
| 1a. Scott C. Donnelly | ☐ | ☐ | ☐ |
| 1b. Kathleen M. Bader | ☐ | ☐ | ☐ |
| 1c. R. Kerry Clark | ☐ | ☐ | ☐ |
| 1d. James T. Conway | ☐ | ☐ | ☐ |
| 1e. Lawrence K. Fish | ☐ | ☐ | ☐ |
| 1f. Paul E. Gagné | ☐ | ☐ | ☐ |
| 1g. Ralph D. Heath | ☐ | ☐ | ☐ |
| 1h. Deborah Lee James | ☐ | ☐ | ☐ |
| 1i. Lloyd G. Trotter | ☐ | ☐ | ☐ |
| 1j. James L. Ziemer | ☐ | ☐ | ☐ |
| 1k. Maria T. Zuber | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote "FOR" Proposals 2 and 3.** | For | Against | Abstain |
|---|---|---|---|
| 2. Approval of the advisory (non-binding) resolution to approve executive compensation. | ☐ | ☐ | ☐ |
| 3. Ratification of appointment of independent registered public accounting firm. | ☐ | ☐ | ☐ |
| **The Board of Directors recommends you vote "AGAINST" Proposals 4 and 5.** | | | |
| 4. Shareholder proposal regarding shareholder action by written consent. | ☐ | ☐ | ☐ |
| 5. Shareholder proposal regarding director tenure limit. | ☐ | ☐ | ☐ |

**Note:** In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

**Note:** Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 25, 2018, 11:00 a.m. EDT Textron Inc. 40 Westminster Street Providence, Rhode Island IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2018 The Company's Proxy Statement for the 2018 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 30, 2017, including the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2017, are available at http://investor.textron.com/investors/investor-resources. E37731-P01183-Z71648 TEXTRON INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, April 25, 2018 The undersigned hereby appoint(s) Scott C. Donnelly, Frank T. Connor and E. Robert Lupone, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 25, 2018, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement. All voting instructions for shares in the Textron savings plans, whether voted by mail, telephone or Internet, must be received by 11:59 p.m. Eastern Time on April 22, 2018, so that the trustees of the plans (who vote the shares on behalf of participants in the plans) have adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. If the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: